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                                                                    EXHIBIT 10.1









                             PRIVATE BUSINESS, INC.



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                            STOCK PURCHASE AGREEMENT

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                               As of July 24, 1998





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                             PRIVATE BUSINESS, INC.
                            Stock Purchase Agreement
                               As of July 24, 1998

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SECTION 1.     REDEMPTION; PURCHASE AND SALE...................................................................1
         1.1   Description of Securities.......................................................................1
         1.2   Redemption......................................................................................2
         1.3   Sale and Purchase...............................................................................2
         1.4   Use of Proceeds.................................................................................3
         1.5   Final Excess Cash Distribution..................................................................4
         1.6   Outstanding Option Price Adjustment.............................................................4
         1.7   Closing.........................................................................................4
         1.8   Escrow Arrangements.............................................................................5
         1.9   Stockholders' Representative....................................................................5
         1.10  Transfer Taxes..................................................................................6

SECTION 2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE FOUNDING STOCKHOLDERS.....................6
         2.1   Organization and Corporate Power................................................................6
         2.2   Authorization and Non-Contravention.............................................................7
         2.3   Capitalization; Ownership of Stock..............................................................7
         2.4   Subsidiaries; Investments.......................................................................9
         2.5   Financial Statements and Matters................................................................9
         2.6   Absence of Undisclosed Liabilities..............................................................9
         2.7   Absence of Certain Developments................................................................10
         2.8   Ordinary Course................................................................................11
         2.9   Accounts Receivable; Accounts Payable..........................................................11
         2.10  Real and Personal Property.....................................................................11
         2.11  Tax Matters....................................................................................14
         2.12  Certain Contracts and Arrangements.............................................................15
         2.13  Intellectual Property Rights; Employee Restrictions............................................17
         2.14  Litigation.....................................................................................19
         2.15  Employee Benefit Plans.........................................................................20
         2.16  Labor Matters..................................................................................21
         2.17  List of Certain Employees and Suppliers........................................................22
         2.18  Environmental Matters..........................................................................22
         2.19  Business; Compliance with Laws.................................................................23
         2.20  Investment Banking; Brokerage..................................................................24
         2.21  Insurance......................................................................................24
         2.22  Transactions with Affiliates...................................................................24
         2.23  Customers......................................................................................24
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         2.24  Warranty and Related Matters...................................................................25
         2.25  Banking Relations..............................................................................25
         2.26  Corporate Records..............................................................................25
         2.27  Disclosure.....................................................................................25

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF THE INVESTORS................................................26
         3.1   Investment Status..............................................................................26
         3.2   Authority......................................................................................26
         3.3   Investment Banking; Brokerage Fees.............................................................26

SECTION 4.     PRE-CLOSING COVENANTS OF THE COMPANY AND THE FOUNDING STOCKHOLDERS.............................26
         4.1   Making of Covenants and Agreements.............................................................26
         4.2   Conduct of Business............................................................................27
         4.3   Authorization From Others; Hart-Scott-Rodino...................................................28
         4.4   Notice of Default..............................................................................29
         4.5   Consummation of Agreement......................................................................29
         4.6   No Solicitation of Other Offers................................................................29
         4.7   No Transfer of Shares; Voting..................................................................30

SECTION 5.     CONDITIONS OF PURCHASE BY THE INVESTORS........................................................30
         5.1   Pre-Closing Transactions.......................................................................30
         5.2   Satisfaction of Conditions.....................................................................31
         5.3   Opinion of Counsel.............................................................................31
         5.4   Authorization..................................................................................31
         5.5   June Financials................................................................................31
         5.6   Stockholders' Equity; Working Capital; Cash....................................................31
         5.7   Subsidiaries...................................................................................32
         5.8   Hart-Scott-Rodino..............................................................................32
         5.9   Escrow Agreement...............................................................................32
         5.10  Delivery of Closing Documents..................................................................32
         5.11  No Material Adverse Change.....................................................................33
         5.12  All Proceedings Satisfactory...................................................................34
         5.13  Investors' Fees................................................................................34
         5.14  No Violation or Injunction.....................................................................34
         5.15  Consents and Waivers...........................................................................34
         5.16  Cendant Termination and Non-Competition Agreement..............................................34
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SECTION 6.     CONDITIONS TO OBLIGATIONS OF THE COMPANY AND SELLING STOCKHOLDERS..............................35
         6.1   Representations; Warranties; Covenants.........................................................35
         6.2   Certain Agreements.............................................................................35
         6.3   Senior Debt Facility...........................................................................35
         6.4   Hart-Scott-Rodino..............................................................................35
         6.5   Escrow Agreement...............................................................................36
         6.6   The Redemption.................................................................................36
         6.7   Delivery of Cendant Termination and Non-Competition Agreement..................................36
         6.8   Delivery of Final Excess Cash Notes............................................................36

SECTION 7.     TERMINATION OF AGREEMENT; RIGHTS TO PROCEED....................................................36
         7.1   Termination....................................................................................36
         7.2   Effect of Termination..........................................................................37
         7.3   Right to Proceed...............................................................................37

SECTION 8.     COVENANTS OF THE COMPANY.......................................................................37
         8.1   Financial Statements...........................................................................37
         8.2   Budget and Operating Forecast; Inspection......................................................38
         8.3   Board of Directors; Meetings; Indemnification..................................................38
         8.4   Conduct of Business............................................................................39
         8.5   Payment of Taxes, Compliance with Laws, etc....................................................39
         8.6   Insurance......................................................................................39
         8.7   Maintenance of Properties......................................................................39
         8.8   Material Adverse Changes.......................................................................40
         8.9   Management Compensation........................................................................40
         8.10  Issuance of Common Stock, Convertible Securities, Options, Warrants or Rights..................40
         8.11  Affiliate Transactions.........................................................................41
         8.12  Enforcement of Rights..........................................................................41
         8.13  Distributions on, and Redemptions of, Capital Stock............................................41
         8.14  Merger, Consolidation, Sale of Assets, Acquisitions and Other Actions..........................42
         8.15  Election of Directors..........................................................................42
         8.16  Affiliated Transaction Receivables.............................................................42
         8.17  Non-Competition Agreements.....................................................................42
         8.18  S-Corporation Allocation Election..............................................................42
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SECTION 9.  SURVIVAL; INDEMNIFICATION.........................................................................43
         9.1   Survival of Representations; Warranties and Covenants; Assignability of Rights.................43
         9.2   Transaction Related Indemnification............................................................43
         9.3   Company Indemnification........................................................................45
         9.4   Notice; Payment of Losses; Defense of Claims...................................................47
         9.5   Tax Effects of Losses; Meaning of After-Tax Basis..............................................49
         9.6   Exclusive Remedy...............................................................................49
         9.7   Limitation on Contribution and Certain Other Rights............................................49

SECTION 10.    GENERAL........................................................................................50
         10.1  Amendments, Waivers and Consents...............................................................50
         10.2  Legend on Securities...........................................................................50
         10.3  Governing Law..................................................................................51
         10.4  Section Headings and Gender....................................................................51
         10.5  Counterparts...................................................................................51
         10.6  Notices and Demands............................................................................51
         10.7  Dispute Resolution.............................................................................52
         10.8  Remedies; Severability.........................................................................53
         10.9  Integration....................................................................................53
         10.10 No Third-Party Beneficiaries...................................................................53
         10.11 Investor Assignees.............................................................................53
         10.12 Right to Purchase Cendant Shares...............................................................54
         10.13 Certain Definitions............................................................................54
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EXHIBITS

Exhibit A       -   Stockholders and Stock Ownership
Exhibit B-1     -   Investors
Exhibit B-2     -   Investor Assignees
Exhibit C       -   Amended and Restated Charter
Exhibit D       -   Amended and Restated By-laws
Exhibit E-1     -   Form of Redemption Promissory Note
Exhibit E-2     -   Form of Final Excess Cash Note
Exhibit F       -   Form of Escrow Agreement
Exhibit G       -   Opinion of Counsel
Exhibit H       -   Stockholders Agreement
Exhibit I       -   Registration Rights Agreement
Exhibit J-1     -   Form of Non-Competition Agreement for Founding Stockholders
Exhibit J-2     -   Form of Non-Competition Agreement for Key Employees
Exhibit K       -   General Release Agreement
Exhibit L       -   Consent of Spouse
Exhibit M       -   Cendant Termination and Non-Competition Agreement
Exhibit N       -   Director Indemnification Agreement





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SCHEDULES

Schedule 2.1    -   Foreign Qualification
Schedule 2.2    -   Authorization and Non-Contravention
Schedule 2.3    -   Capitalization; Ownership of Stock
Schedule 2.4    -   Subsidiaries
Schedule 2.5    -   Financial Matters
Schedule 2.6    -   Undisclosed Liabilities
Schedule 2.7    -   Certain Developments
Schedule 2.10   -   Real and Personal Property
Schedule 2.12   -   Certain Contracts and Arrangements
Schedule 2.13   -   Intellectual Property Rights; Employee Restrictions
Schedule 2.14   -   Litigation
Schedule 2.15   -   Employee Benefit Plans
Schedule 2.16   -   Labor Matters
Schedule 2.17   -   List of Certain Employees and Suppliers
Schedule 2.18   -   Environmental Matters
Schedule 2.20   -   Investment Banking; Brokerage
Schedule 2.22   -   Transactions with Affiliates
Schedule 2.23   -   Customers, Distributors and Brokers
Schedule 2.24   -   Product Warranties
Schedule 2.25   -   Banking Relations
Schedule 8.9    -   Compensation and Benefit Arrangements of Founding
                    Stockholders





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                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT made as of this 24th day of July, 1998, by and among Private Business, Inc., a Tennessee corporation (together with any predecessors or successors thereto as the context requires, "PBI" or the "Company"), the persons named in Exhibit A attached hereto (collectively, the "Selling Stockholders" and, each individually, a "Selling Stockholder," and all such Selling Stockholders except the Community Foundation of Middle Tennessee collectively referred to as the "Founding Stockholders" and, each individually, a "Founding Stockholder"), and the investors named in Exhibit B-1 attached hereto (collectively, the "Investors," and, each individually, an "Investor").

         WHEREAS, all of the outstanding shares of the Company's capital stock prior to the date hereof are owned by the Selling Stockholders;

         WHEREAS, the Company has agreed to redeem and the Selling Stockholders of the Company have agreed to sell to the Company an aggregate of 4,963,751 shares of the Company's Common Stock, without par value ("Common Stock"), for an aggregate purchase price of $138,340,358;

         WHEREAS, the Company has authorized the subsequent issuance and sale to the Investors of a total of 5,624,404 shares of Series A Convertible Preferred Stock, without par value ("Convertible Preferred Stock"), having the rights and preferences set forth in Exhibit C hereto for an aggregate purchase price of $60,000,000;

         WHEREAS, immediately prior to the Closing (as hereinafter defined in Section 1.7) and after the Redemption (as hereinafter defined in Section 1.2), the Company will enter into a Credit Agreement with Fleet National Bank, among other lenders, with respect to a $110,000,000 credit facility, including a $95,000,000 senior term financing and a $15,000,000 senior revolving line of credit (the "Credit Facility"); and

         WHEREAS, the parties hereto desire to set forth herein the terms of their ongoing relationship in connection with the Company.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

SECTION 1.   REDEMPTION; PURCHASE AND SALE

         1.1 Description of Securities. The Company's authorized capital stock consists of Common Stock and, upon consummation of transactions contemplated by this Agreement, Convertible Preferred Stock. The Common Stock and Convertible Preferred Stock will, upon consummation of transactions contemplated by this Agreement, have the rights, preferences and other terms set forth in Exhibit C attached hereto. All of the issued and outstanding equity securities of the Company are owned beneficially and of record by the Selling Stockholders.



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For purposes of this Agreement, the shares of Convertible Preferred Stock to be acquired by the Investors from the Company hereunder are referred to as the "Convertible Preferred Shares," the shares of Common Stock issuable upon conversion of the Convertible Preferred Shares are referred to as the "Conversion Shares," and the Convertible Preferred Shares and the Conversion Shares are sometimes referred to herein as the "Securities." The Company will, upon consummation of transactions contemplated by this Agreement, have authorized and reserved, and covenants to continue to reserve, a sufficient number of shares of its Common Stock necessary to satisfy the rights of conversion of the holders of Convertible Preferred Stock as set forth in Exhibit C.

         1.2 Redemption. Before the Closing, the Company shall acquire from each of the Selling Stockholders, and each of the Selling Stockholders shall sell to the Company, the number of shares of Common Stock set forth opposite the name of such Selling Stockholder in Exhibit A, or an aggregate of 4,963,751 shares of Common Stock (the "Redemption Shares"), for a price of $27.87 per share, or an aggregate redemption price of $138,340,358 (the "Aggregate Redemption Price"), of which $5,000,000 shall be paid to an escrow agent as described in Section 1.8 (the "Redemption"). Upon such Redemption, (i) each of the Selling Stockholders shall deliver or cause to be delivered to the Company a stock certificate or certificates, duly endorsed in blank or with stock powers duly executed in blank, representing the Redemption Shares to be sold by such Selling Stockholder hereunder, together with such signature guarantees and such other documents as may be required by the Company to effect a valid transfer to the Company of such Redemption Shares, free and clear of any and all liens, claims, options, charges, pledges, security interests, voting agreements (except as provided herein), voting trusts, encumbrances, rights or restrictions of any nature ("Encumbrances") and (ii) the Company shall deliver to each of the Selling Stockholders promissory notes (the "Redemption Notes") in substantially the form attached hereto as Exhibit E-1 representing its obligation to pay the amount of the Redemption Price set forth opposite such Selling Stockholder's name under the column entitled "Total Redemption Price" in Exhibit A hereto. The closing of the Redemption shall occur prior to, and shall not be conditioned upon, the purchase and sale of the Convertible Preferred Shares or the closing of the Credit Facility.

         1.3 Sale and Purchase. Upon the terms and subject to the conditions herein, and in reliance on the representations and warranties set forth in
Section 2, at the Closing each of the Investors shall purchase from the Company, and the Company shall issue and sell to each of the Investors, the number of shares of Convertible Preferred Stock set forth opposite the name of such Investor in Exhibit B-1, or an aggregate of 5,624,404 shares of Convertible Preferred Stock, for a per share purchase price of $10.6678 per share, or an aggregate purchase price of SIXTY MILLION DOLLARS ($60,000,000) (the "Purchase Price"), and the Company shall without further action grant the Investors the rights set forth herein. At the Closing, the Company shall deliver or cause to be delivered to each of the Investors stock certificates representing all of the Convertible Preferred Shares free and clear of any and all Encumbrances. All cash payments hereunder shall be made by wire transfer of same day available funds.




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         1.4 Use of Proceeds.

                  (a) General. The Company agrees to apply the proceeds from the sale of the Convertible Preferred Shares and the borrowings under the Credit Facility (i) to pay in full the Redemption Notes issued by the Company in connection with the Redemption, (ii) to pay the Optionee Bonuses as described in 1.4(c), (iii) to pay the Discretionary Bonuses as described in Section 1.4(d) and (iv) for working capital purposes, including the payment of certain fees and expenses relating to the transactions contemplated hereby.

                  (b) Redemption Notes. Promptly after the Closing, upon tender of all of the Redemption Notes by the Selling Stockholders to the Company, the Company shall (i) pay to each Selling Stockholder cash equal to the amount set forth opposite such Selling Stockholder's name under the column entitled "Redemption Price Paid at Closing" in Exhibit A hereto and (ii) deliver to the Escrow Agent named in Section 1.8 the sum of the amounts set forth opposite each Founding Stockholder's name under the column entitled "Escrow Payment" in Exhibit A hereto, or an aggregate amount of FIVE MILLION DOLLARS ($5,000,000) (the "Escrow Payment" or "Escrow Fund"), in accordance with Section 1.8. Upon payment of the Aggregate Redemption Amount as provided herein, the Redemption Notes shall be canceled and deemed to be paid in full, and the Company shall have no further obligation or liability thereunder.

                  (c) Optionee Bonuses. Promptly after the Closing and the transactions contemplated hereby (including the conversion of the Company to a C-corporation (the "C Corp Conversion") for purposes of the Internal Revenue Code of 1986, as amended), the Company shall pay bonuses of up to an aggregate amount of $5,159,642 (the "Optionee Bonuses") to holders ("Optionees") of options to purchase shares of Common Stock (the "Outstanding Options") that are outstanding immediately prior to the Closing, with the amount of bonus payment to particular Optionees to be determined by the Board of Directors of the Company. It is agreed that such Optionee Bonuses shall be a liability of, and therefore deductible by, the Company subsequent to the C Corp Conversion and that the Founding Stockholders shall cooperate with the Investors so that such bonus payments will be deductible by the Company subsequent to the C Corp Conversion.

                  (d) Discretionary Bonuses. Promptly after the Closing and the transactions contemplated hereby (including the C Corp Conversion), the Company shall pay bonuses of up to an aggregate amount of $4,000,000 (the "Discretionary Bonuses") to such employees of the Company that the Board of Directors of the Company shall designate. It is agreed that such Discretionary Bonuses shall be a liability of, and therefore deductible by, the Company subsequent to the C Corp Conversion and that the Founding Stockholders shall cooperate with the Investors so that such bonus payments will be deductible by the Company subsequent to the C Corp Conversion.




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         1.5 Final Excess Cash Distribution. Prior to the Closing, the Company
shall deliver to the Investors a pro forma balance sheet as of the Closing Date, after giving effect to the Final Excess Cash Distribution (as hereinafter defined) but prior to giving effect to any of the transactions contemplated hereby (including the Redemption), showing the Company's pro forma cash, working capital and stockholders' equity as of such date, in each case determined in accordance with generally accepted accounting principles and consistent with past practices. Within sixty (60) days subsequent to the Closing, the Company's internal accountants shall prepare and deliver to the parties hereto an actual balance sheet as of the Closing Date, after giving effect to the Final Excess Cash Distribution (as hereinafter defined) but prior to giving effect to any of the transactions contemplated hereby (including the Redemption), prepared in accordance with generally accepted accounting principles and consistent with past practices (the "Closing Balance Sheet"), together with a statement setting forth the net income of the Company for the period commencing June 1, 1998 and ending on the Closing Date (the "Final Excess Cash Period") and a certificate from the Company's Chief Financial Officer attesting to the accuracy of such balance sheet. The Investors shall have the opportunity, at their election and their cost, to have such Closing Balance Sheet audited by outside independent accountants of their choosing. Immediately prior to the Closing, the Company shall distribute as a dividend to the Selling Stockholders promissory notes ("Final Excess Cash Notes") substantially in the form attached hereto as Exhibit E-2 under which the Company shall pay each Selling Stockholder, promptly following delivery of the Closing Balance Sheet, his or its pro rata share of the Company's net income as so determined for the Final Excess Cash Period less
(i) all amounts of such estimated net income previously distributed and (ii), if the Closing Balance Sheet indicates shortfalls in any of the Company's cash, working capital or stockholders' equity as of the Closing Date relative to the amounts specified in Section 2.5(b), the greatest of such shortfalls (the "Final Excess Cash Distribution").

         1.6 Outstanding Option Price Adjustment. The Company shall take appropriate action under the terms of the applicable Option Agreements by and between the Company and each Optionee, including proper notices to Optionees, to adjust the exercise price of each Outstanding Option effective as of the Closing Date to take into account the effect of the Redemption and the issuance of the Convertible Preferred Shares, such that thereafter the weighted average exercise price of such Outstanding Options shall equal $2.857.

         1.7 Closing. The closing of the purchase and sale of the Convertible Preferred Shares (the "Closing") shall take place at a mutually agreeable location on the date (the "Closing Date") as soon as practicable after all of the conditions to closing set forth in Sections 5 and 6 hereof are satisfied or, if applicable, waived, or as otherwise mutually agreed to by the Investors and the Company and following completion of the Redemption. At the Closing (i) the Company shall issue and deliver stock certificates representing the applicable number of Convertible Preferred Shares to be sold by the Company hereunder to each of the Investors free and clear of all Encumbrances, (ii) each of the Investors shall pay to the Company a pro rata share of the Purchase Price (as set forth opposite such Investor's name in Exhibit B-1 hereto) and (iii) the Company shall apply the proceeds from the purchase and sale of the




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Convertible Preferred Shares and the financing under the Credit Facility as provided in Section 1.4. All cash payments hereunder shall be made by wire transfer of same day available funds.

         1.8 Escrow Arrangements. At the Closing, the Company shall deliver to Fleet National Bank, as escrow agent (the "Escrow Agent"), under the terms of an escrow agreement substantially in the form of Exhibit F hereto (the "Escrow Agreement"), cash in the amount of the Escrow Payment, which amount shall be paid to the respective Founding Stockholders only pursuant to and in accordance with the terms of the Escrow Agreement. The Escrow Fund shall be held by the Escrow Agent in accordance with and subject to the limitations set forth in the Escrow Agreement to secure the payment of claims for indemnification made in accordance with Section 9 of this Agreement.

         1.9 Stockholders' Representative.

                  (a) In order to administer efficiently (i) the implementation of this Agreement and the other related agreements contemplated hereunder (the "Related Agreements") by the Selling Stockholders and (ii) the settlement of any dispute with respect to this Agreement and the Related Agreements, the Selling Stockholders hereby designate William B. King as their representative (the "Stockholders' Representative").

                  (b) The Selling Stockholders hereby authorize the Stockholders' Representative (i) to take all action necessary in connection with the implementation of this Agreement and the Related Agreements on behalf of the Selling Stockholders or the settlement of any dispute, (ii) to give and receive all notices required to be given under this Agreement or the Related Agreements and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Selling Stockholders by the terms of this Agreement.

                  (c) In the event that the Stockholders' Representative dies, becomes legally incapacitated or resigns from such position, Greg Thurman or such other person appointed by all of the Selling Stockholders shall fill such vacancy and shall be deemed to be the Stockholders' Representative for all purposes of this Agreement; however, no change in the Stockholders' Representative shall be effective until the Investors are given written notice of it by the Selling Stockholders.

                  (d) By their execution of this Agreement, the Selling Stockholders agree that:

                           (i) the Investors shall be able to rely conclusively on the instructions and decisions of the Stockholders' Representative as to any actions required or permitted to be taken by the Selling Stockholders or the Stockholders' Representative under this Agreement and the Related Agreements, and no party hereunder shall have any cause of action against any Investor for any action taken by such Investor in reliance upon such instructions or decisions of the Stockholders' Representative; and




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                           (ii) all actions, decisions and instructions of the
         Stockholders' Representative shall be conclusive and binding upon all of the Selling Stockholders and no Selling Stockholder shall have any cause of action against the Stockholders' Representative for any action taken, decision made or instruction given by the Stockholders' Representative under this Agreement and the Related Agreements, except for fraud or willful breach of this Agreement by the Stockholders' Representative.

         1.10 Transfer Taxes. All transfer taxes, fees and duties under applicable law incurred in connection with the sale and transfer of the Convertible Preferred Shares under this Agreement will be borne and paid by the Company and it shall promptly reimburse the Investors for any such tax, fee or duty which any of them is required to pay under applicable law.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE FOUNDING STOCKHOLDERS

         In order to induce the Investors to enter into this Agreement, the Company and each of the Founding Stockholders jointly and severally as to the Company, but individually as to themselves, respectively, make the following representations and warranties to each of the Investors. For purposes of this
Section 2 unless otherwise indicated, all references to the Company shall include all subsidiaries of the Company as set forth on Schedule 2.4 (the "Subsidiaries"). For purposes of this Agreement, references to the "best knowledge" of the Company or words of similar meaning shall be deemed to refer to the actual knowledge after due inquiry by any of the Founding Stockholders, Fred Read, Jerry Cover, Jeffrey Cantwell, Paul McCulloch, Clarence Paul Sims, James A. Wrigley, James T. Quinn, Stephen D. Giddens or Tea Hoffmann.

         2.1 Organization and Corporate Power. On and as of the Closing Date, the Company will be a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. Except as set forth in
Schedule 2.1, on and as of the Closing Date, the Company will be qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the assets, liabilities, condition (financial or other), business or results of operations of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect"). The Company has all requisite corporate power and authority to own or lease its properties, to carry on its business as presently conducted, to enter into and perform this Agreement and the agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby, including the issuance of the Securities. The copies of the Charter and By-laws of the Company, as amended as of the Closing Date (the "Charter" and the "By-laws," respectively), each certified by the Secretary of State of the State of Tennessee and the Secretary of the Company, respectively, which will be furnished to the Investors by the




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Company, are correct and complete and no amendments thereto will be pending. The
Company is not in violation of any term of its Charter or By-laws.

         2.2 Authorization and Non-Contravention. The execution, delivery and performance by the Company of this Agreement and all other agreements, documents and instruments to be executed and delivered by the Company as contemplated hereby, and the issuance and delivery of (i) the Convertible Preferred Shares, and (ii) upon the conversion of the Convertible Preferred Shares in accordance with the Charter, the Conversion Shares, have been duly authorized by all necessary corporate and other action of the Company. This Agreement and all documents to be executed by the Company or the Selling Stockholders pursuant hereto are valid and binding obligations of the Company and the Selling Stockholders enforceable in accordance with their terms. Except as set forth in
Schedule 2.2, the execution, delivery and performance by the Company of this Agreement and all other agreements, documents and instruments to be executed and delivered by the Company and any Selling Stockholder as contemplated hereby and the issuance and delivery of (i) the Convertible Preferred Shares and (ii) upon the conversion of the Convertible Preferred Shares in accordance with the Charter, the Conversion Shares, do not and will not: (A) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) or loss of benefit under any contract or obligation to which the Company or any Selling Stockholder is a party or by which any of their assets are bound, or any provision of the Charter or By-laws of the Company; (B) violate or result in a violation of, or constitute a default under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to the Company or any Selling Stockholder; (C) except as contemplated by Sections 4.3, 5.8 and 6.4, require from the Company or any Selling Stockholder any notice to, declaration or filing with, or consent or approval of any governmental authority or third party; or (D) accelerate any obligation under or give rise to a right of termination of or result in a loss of benefit under any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company or any Selling Stockholder is a party or by which the property of the Company or any Selling Stockholder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company or any Selling Stockholder.

         2.3 Capitalization; Ownership of Stock.

                  (a) As of the Closing and after giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Company will consist of 11,960,455 shares of Common Stock, of which 5,064,028 shares will be issued and outstanding, and 5,624,404 shares of Convertible Preferred Stock, all of which will be issued and outstanding. As of the Closing the Company will have authorized and reserved for issuance upon conversion of the Convertible Preferred Shares 5,624,404 shares of Common Stock (subject to adjustment for stock splits, stock dividends and the like) and following the Closing the

Company will reserve for issuance upon exercise of the Outstanding Options and options or grants of stock awards under the Company's 1998 Stock Plan (as defined in Section 8.10) 1,272,023 shares of Common Stock (subject in each case to adjustments for stock splits, stock dividends and the like). Except for the Conversion Shares and the 674,000 shares of Common Stock issuable upon exercise of the Outstanding Options, and except as set forth on Schedule 2.3, the Company has not issued or agreed to issue, and is not obligated to issue any warrants, options or other rights to purchase or acquire any shares of its capital stock, nor any outstanding securities (other than the Convertible Preferred Shares) convertible into such shares or any warrants, options or other rights to acquire any such convertible securities, nor to accelerate the vesting of any of the foregoing. As of the Closing, and after giving effect to the transactions contemplated hereby, all of the outstanding shares of capital stock of the Company (including, without limitation, the Convertible Preferred Shares) will have been duly and validly authorized and issued and will be fully paid and nonassessable and will have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws. Except as contemplated herein or described on Schedule 2.3, the Company has not redeemed any capital stock or securities from any shareholder or former shareholder or otherwise repurchased the interest of any equity holder in the Company. The Conversion Shares issuable upon conversion of the Convertible Preferred Shares in accordance with the Charter will, upon issuance, be duly and validly authorized and issued, fully paid and nonassessable and not subject to any preemptive rights and will be issued in compliance with federal and state securities laws. The relative rights, preferences and other provisions relating to the shares of Convertible Preferred Stock and Common Stock will, after giving effect to the transactions contemplated hereby, be as set forth in Exhibit C attached hereto. There are no preemptive rights, rights of first refusal, put or call rights or obligations or anti-dilution rights with respect to the issuance, sale or redemption of the Company's capital stock, other than as described in
Schedule 2.3 hereto and rights to which the Investors and the Founding Stockholders will be entitled as set forth in this Agreement, the Stockholders Agreement described in Section 5.10(a) and the Charter. Except as contemplated herein or pursuant to the Stockholders Agreement or the Registration Rights Agreement described in Section 5.10(b), there are no rights to have the Company's capital stock registered for sale to the public under the laws of any jurisdiction, no agreements relating to the voting of the Company's voting securities (including voting trusts), and no restrictions on the transfer of the Company's capital stock. Prior to giving effect to the transactions contemplated hereby, the outstanding shares of the Company's capital stock are held beneficially and of record by the persons identified in Exhibit A attached hereto in the amounts indicated thereon and the Outstanding Options are held by the persons set forth on Schedule 2.12(n), in each case free and clear of all Encumbrances, except as set forth in Schedule 2.3.

                  (b) Each of the Selling Stockholders is the sole legal and beneficial owner of the shares of Common Stock set forth opposite his or its name on Exhibit A attached hereto, free and clear of any Encumbrances, except as set forth in Schedule 2.3.

         2.4 Subsidiaries; Investments. Each of the Subsidiaries of the Company is identified on Schedule 2.4. All of the outstanding capital stock of each of the Subsidiaries will, at Closing, be owned by the Company free and clear of any claims, encumbrances, liens, pledges, security interests and rights of any kind or nature whatsoever. Except as described in Schedule 2.4, neither the Company nor any of the Subsidiaries has any subsidiaries or owns any securities or interests issued by any other business organization or governmental authority or any direct or indirect interest in or control over any corporation, joint venture, partnership, limited liability company or other entity, other than, as to the Company, the Subsidiaries.

         2.5 Financial Statements and Matters.

                  (a) The Company has previously furnished to the Investors copies of its audited consolidated financial statements for the fiscal years ended December 31, 1997, 1996, 1995 and 1994, together with copies of its unaudited consolidated financial statements for the five-month period ended May 31, 1998. Such financial statements were prepared, except as noted thereon, in conformity with generally accepted accounting principles, applied on a consistent basis, and except as set forth on Schedule 2.5 attached hereto, are complete, correct and consistent in all material respects with the books and records of the Company and fairly and accurately present the financial position of the Company as of the dates thereof and the results of operations and cash flows of the Company for the periods shown therein (subject to the absence of footnotes and normal year-end adjustments in the case of the unaudited statements).

                  (b) Prior to giving effect to the transactions contemplated hereby (including the Redemption, the Optionee Bonuses, the Discretionary Bonuses, the Minority Payouts (as defined in Section 5.7) and the payment of the Affiliated Accounts Receivable (as defined in Section 8.16)) and the associated fees and expenses and immediately prior to the C Corp Conversion, but after giving effect to the Final Excess Cash Distribution, the Company shall have (a) a consolidated stockholders' equity (total assets minus total liabilities) of at least $7,537,000, (b) working capital (current assets minus current liabilities) of at least $1,429,000 and (c) cash and cash equivalent accounts of at least $750,000, in each case computed in accordance with generally accepted accounting principles applied on a consistent basis and determined in accordance with the Company's historical practices.

         2.6 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the audited consolidated balance sheet of the Company at December 31, 1997 contained in the financial statements referred to in Section 2.5(a) (the "Base Balance Sheet") or as set forth in Schedule 2.6 attached hereto, the Company does not have and is not subject to any liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, other than those incurred in the ordinary course of business subsequent to December 31, 1997.

         2.7 Absence of Certain Developments. Since the date of the Base Balance Sheet, except as contemplated herein or as set forth in Schedule 2.7 attached hereto, there has not been any: (i) material adverse change in the financial condition of the Company or in the assets, liabilities, condition (financial or other), business or results of operations of the Company, (ii) declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption, purchase or acquisition of, any of the capital stock of the Company, or any issuance or sale by the Company of any shares of its capital stock, including, without limitation, any cash dividend or in kind distribution of accounts receivable, inventory or other assets of the Company, (iii) waiver or release of any valuable right of the Company or cancellation or discharge of any debt or claim held by the Company, including any write-off or other compromise of any accounts receivable, (iv) loss, destruction or damage to any property which is material to the assets, liabilities, condition (financial or other), properties, business or results of operations of the Company, whether or not covered by insurance, (v) acquisition or disposition, or any agreement or other arrangement for the acquisition or disposition of, any assets or properties of the Company or other transaction by the Company other than in the ordinary course of business, (vi) transaction or agreement involving the Company and any officer, director, employee, shareholder or member of the Company, or any loans to any of the foregoing, (vii) material increase, direct or indirect, or other change in the compensation paid or payable to any officer, director, employee, independent contractor or agent of the Company or any establishment or creation of any employment, deferred compensation or severance agreement or employee benefit plan with respect to such persons or the amendment to any of the foregoing, (viii) material loss of personnel of the Company, material change in the terms and conditions of the employment of the Company's key personnel or any labor trouble involving the Company, (ix) arrangements relating to any royalty, dividend or similar payment based on the sales volume of the Company, whether as part of the terms of the Company's capital stock or by any separate agreement, except bonuses based on sales volume under the Company's incentive compensation program for its employees, the terms of which have been disclosed to the Investors (the "Incentive Compensation Program"), (x) agreement with respect to the endorsement of the Company's products or services, (xi) loss or any development that could result in a loss of any significant customer, account or employee of the Company, (xii) incurrence of indebtedness for borrowed money or the mortgage, encumbrance or placement of any lien on any properties or assets used in the business of the Company, (xiii) transaction or agreement involving fixed price terms or fixed volume arrangements, (xiv) transaction not occurring in the ordinary course of business, (xv) change in accounting methods or practices, collection policies, pricing policies or payment policies, (xvi) revaluation by the Company of any of its material assets, (xvii) amendment or termination of any material contract, agreement or license to which the Company is a party or by which either is bound, (xviii) amendment to the Charter or By-laws, or (xix) agreement or understanding, whether in writing or otherwise, by the Company or any other person that would result in any of the foregoing transactions or events or require the Company to take any of the foregoing actions.

         2.8 Ordinary Course. Since the date of the Base Balance Sheet, the Company has conducted its business only in the ordinary course and in a manner consistent with its prior practices, except as contemplated hereunder.

         2.9 Accounts Receivable; Accounts Payable.

                  (a) All of the accounts receivable of the Company shown on the Base Balance Sheet represent bona fide completed sales made in the ordinary course of business. Since the date of the Base Balance Sheet, the Company has collected its accounts receivable in the ordinary course and in a manner which is consistent with its prior practices and has not accelerated any such collection. Except as set forth in Schedule 2.22, the Company has no accounts receivable or loans receivable from any person, firm or corporation which is an affiliate of the Company or the Founding Stockholders or from any director, officer or employee of the Company or any affiliate thereof.

                  (b) All of the accounts payable and notes payable of the Company arose in bona fide arms' length transactions in the ordinary course of business, and no such account payable or note payable is delinquent by more than sixty (60) days in its payment unless the Company has a good faith reason for contesting such payable. Since the date of the Base Balance Sheet, the Company has paid its accounts payable in the ordinary course and in a manner which is consistent with its prior practices. Except as set forth in Schedule 2.22, as of the date hereof, the Company has no accounts payable to any person, firm or corporation which is an affiliate of the Company or the Founding Stockholders or to any director, officer or employee of the Company or any affiliate thereof.

         2.10 Real and Personal Property.

                  (a) Owned Real Property. All of the real property owned by the Company is identified on Schedule 2.10 attached hereto (collectively referred to herein as the "Owned Real Property"). The Company hereby makes the following representations and warranties with respect to the Owned Real Property:

                           (i) Title and Description. The Company has good, clear, record and marketable fee simple title to the Owned Real Property, free and clear of all mortgages, deeds of trust, ground leases, assessments, leases and tenancies, claims, covenants, conditions, restrictions, easements, judgments or other encumbrances and free of encroachments onto or off of the Owned Real Property, except for (x) easements, covenants, restrictions and similar encumbrances that do not and could not materially interfere with the use of the Owned Real Property as currently used and improved, and (y) minor encroachments that do not and could not materially adversely affect the value or use of the Owned Real Property as currently used and improved and that could be removed without material cost ((x) and (y) are collectively referred to as "Permitted

         Encumbrances"), and except for the Mortgages (as defined below) and matters set forth on Schedule 2.10.

                           (ii) Security Interests. All of the mortgages, deeds of trust, ground leases, security interests or similar encumbrances on the Owned Real Property are set forth on Schedule 2.10 (collectively, the "Mortgages"). Except as set forth on Schedule 2.10, the Company has obtained the consent of the holder of any Mortgage if the consummation of the transactions contemplated hereby would otherwise cause a default under the Mortgage, and such transactions will not give the holder of any Mortgage any remedy, or the right to charge any premium or penalty.
         Schedule 2.10 also indicates all Mortgages which are, by their terms, by means of a separate guaranty or otherwise, recourse, in whole or in part, to the Company.

                           (iii) Condition. Except as set forth on Schedule 2.10, to the Company's best knowledge, there are no material defects in the physical condition of any improvements constituting a part of the Owned Real Property, including, without limitation, structural elements, mechanical systems, roofs or parking and loading areas, and, to the Company's best knowledge, all of such improvements are in good operating condition and repair and have been well maintained.

                           (iv) Compliance with Law; Government Approvals. The Company has received no notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to any of the Owned Real Property that has not been corrected, and, to the Company's best knowledge, no such violation exists which could have a material adverse effect on the operation or value of any of the Owned Real Property. All improvements constituting part of the Owned Real Property have been completed and are now in compliance in all respects with all applicable laws, ordinances, regulations, licenses, permits and authorizations, and there are presently in effect all licenses, permits and authorizations required by law, ordinance, or regulation, the noncompliance with or absence of which would reasonably be expected to result in a Material Adverse Effect. The Company has received no notice of any pending or threatened real estate tax deficiency or reassessment or condemnation of all or any portion of any of the Owned Real Property.

                  (b) Leased Real Property. All of the real property leased by the Company as tenant or lessee is identified on Schedule 2.10 (collectively referred to herein as the "Leased Real Property"). The Company hereby makes the following representations and warranties with respect to the Leased Real
Property:

                           (i) Leases. The copies of the leases of the Leased Real Property (collectively, the "Leases") delivered by the Company to the Investors and the information with respect to each of the Leases set forth in Schedule 2.10 is complete, accurate, true and correct. With respect to each of the Leases, except as set forth on Schedule 2.10:

                                    (A) each of the Leases is in full force and
                  effect and has not been modified, amended, or altered, in writing or otherwise;

                                    (B) all obligations of the landlord or
                  lessor under the Leases which have accrued have been performed, and to the best of the knowledge of the Company and the Founding Stockholders, no landlord or lessor is in default under any Lease;

                                    (C) all obligations of the tenant or lessee
                  under the Leases which have accrued have been performed, and the Company is not in default under any Lease, and no circumstance presently exists which, with notice or the passage of time, or both, would give rise to a default by the Company; and

                                    (D) The Company has obtained or will,
                  subject to Section 5.15, obtain prior to the Closing the consent of each landlord or lessor under any Leases whose consent is required to consummate the transactions contemplated hereby, and such transactions will not give any landlord or lessor under any Lease any remedy, including, without limitation, any right to declare a default under any Lease.

                           (ii) Title and Description. The Company holds a good, clear, marketable, valid and enforceable leasehold interest in the Leased Real Property pursuant to the Leases, subject only to the right of reversion of the landlord or lessor under the Leases, except for (x) easements, covenants, restrictions and similar encumbrances that do not and could not materially interfere with the use of the Leased Real Property as currently used and improved, (y) minor encroachments that do not and could not materially adversely affect the value or use of the Leased Real Property as currently used and improved and that could be removed without material cost and (z) mortgages, deeds of trust and other rights of third parties granted by the landlord or lessor under the Leases ((x), (y) and (z) are collectively referred to as "Permitted Encumbrances"), and except for matters set forth on Schedule 2.10.

                           (iii) Compliance with Law; Government Approvals. The Company has received no notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to any of the Leased Real Property that has not been corrected. The Company has received no notice of any pending or threatened real estate tax deficiency or reassessment or condemnation of all or any portion of any of the Leased Real Property.

                  (c) Personal Property. Except as specifically disclosed in
Schedule 2.10 or in the Base Balance Sheet, the Company has good and marketable title to all of its personal property. None of such personal property or assets is subject to any mortgage, pledge, lien, conditional sale agreement, security agreement, encumbrance or other charge except as specifically disclosed in the Base Balance Sheet or Schedule 2.10.

         2.11 Tax Matters. Except for the failure to file state sales tax returns as described in Schedule 2.14, the Company has timely filed all federal, Tennessee, local and foreign income, excise and franchise tax returns, real estate and personal property tax returns, sales and use tax returns and all other tax returns required to be filed by the Company and has paid all Taxes (as hereinafter defined) required to be paid by it through the date hereof whether shown as due on such returns or not, except Taxes which have not yet accrued or otherwise become due, for which adequate provision has been made in the pertinent financial statements referred to in Section 2.5 above. The provision or reserve for Taxes on the Base Balance Sheet is sufficient as of its date for the payment of all accrued and unpaid federal, state, county and local Taxes of any nature of the Company, and any applicable Taxes owing to any foreign jurisdiction, whether or not assessed or disputed. All Taxes and other assessments and levies which the Company was or is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities. With regard to the federal income tax returns of the Company and the Founding Stockholders, neither the Company nor any of the Founding Stockholders has received notice of any audit or of any proposed deficiencies from the Internal Revenue Service or any other taxing authority (other than routine audits undertaken in the ordinary course and which have been resolved on or prior to the date hereof). There are in effect no waivers of applicable statutes of limitations with respect to any Taxes owed by the Company or any of the Founding Stockholders for any year. Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the best knowledge of the Company and the Founding Stockholders, threatening to assert against the Company or any Founding Stockholder any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith. Neither the Company nor, within eight (8) years prior to the date hereof, any Founding Stockholder has been a member of an affiliated group of corporations filing a combined federal income tax return nor does the Company or any Founding Stockholder have any liability for Taxes of any other person under Treasury Regulations ss.1.1502.6 (or any similar provision of foreign, state or local law) or otherwise. Neither the Company nor any Founding Stockholder is a party to any tax allocation or sharing arrangement. The Company has, at all times since its incorporation, qualified and presently qualifies as an entity properly taxable as an S corporation (as defined in Section 1361 of the Internal Revenue Code of 1986, as amended (the "Code")) under the Code. The Company is, and at all times since its incorporation has been, a "small business corporation" with a valid election pursuant to Section 1362(a) of the Code. The Company is not a party to any contract, agreement, plan or arrangement covering any employee or former employee thereof, that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code. As used herein, the term "Taxes" shall mean any federal, state, local, foreign or other taxes (including, without limitation, income (net or gross), gross receipts, profits, alternative or add-on minimum, franchise, goods, services, transfer, sales, use, ad valorem, wage, severance, employment, payroll, occupation, property (real or personal), windfall profits, import, excise, withholding or estimated taxes), fees, duties, assessments or withholdings (including interest, penalties, additions to tax or additional amounts with respect to such items.

         2.12 Certain Contracts and Arrangements. Except as set forth in
Schedule 2.12 attached hereto (with true and correct copies heretofore delivered or made available to the Investors) or as otherwise expressly contemplated hereby, the Company is not a party or subject to or bound by (and with respect to paragraph (f) below, the Company has not been a party or subject to or bound by within the last five (5) years):

                  (a) any plan or contract providing for collective bargaining or the like, or any contract or agreement with any labor union;

                  (b) any contract, lease or agreement creating any obligation of the Company to pay to any third party $100,000 or more with respect to any single such contract or agreement, which such contract, lease or agreement is not cancelable without penalty upon sixty (60) days' notice or less;

                  (c) any contract or agreement for the sale, license, lease or disposition of products in excess of $100,000;

                  (d) any contract or agreement for the marketing of products for services or a price in excess of $100,000;

                  (e) any contract or agreement relating to the licensing, distribution, development, purchase, sale, maintenance or servicing of its software products, other than those that conform in all material respects to the Company's standard license agreements pursuant to which direct or indirect end-users of the Company's software products are granted the right to use such software products ("End-User Licenses"), representative forms of which have been delivered to the Investors;

                  (f) any contract containing covenants directly or explicitly limiting the freedom of the Company to compete in any line of business or with any person or entity;

                  (g) except for the End-User Licenses, any license agreement (as licensor or licensee);

                  (h) any contract or agreement for the purchase of any leasehold improvements, equipment or fixed assets for a price in excess of $100,000;

                  (i) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for borrowing in excess of $100,000 or any pledge or security arrangement;

                  (j) any joint venture, partnership, manufacturing, or development agreement;

                  (k) any endorsement or any other advertising, promotional or marketing agreement;

                  (l) any employment contracts, non-competition agreements, or agreements with present or former (to the extent currently in force) officers, directors, employees or stockholders of the Company or persons or organizations related to or affiliated with any such persons;

                  (m) any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of the Company with any party other than an Investor as contemplated hereby, including, without limitation, any agreement with any stockholder of the Company which includes, without limitation, anti-dilution rights, registration rights, voting arrangements, operating covenants or similar provisions;

                  (n) any pension, profit sharing, retirement or stock options plans;

                  (o) except under the Company's Incentive Compensation Program, any royalty, dividend or similar arrangement based on the sales volume of the Company;

                  (p) [Reserved]

                  (q) any acquisition, merger or similar agreement;

                  (r) any contract with a governmental body;

                  (s) any outstanding power of attorney;

                  (t) any agreement with any stockholder or former stockholder of the Company or any affiliate of any such stockholder;

                  (u) any agreements with independent contractors;

                  (v) any administrative service agreements or arrangements with any affiliated or unaffiliated persons or entities; or

                  (w) any other contract not executed in the ordinary course of business.

         All of the contracts and commitments of the Company are in full force and effect and neither the Company, nor, to the best knowledge of the Company and the Founding Stockholders, any other party is in default thereunder (nor, to the best knowledge of the Company and the Founding Stockholders, has any event occurred which with notice, lapse of time or both would constitute a default thereunder), except to the extent that any such default would not have a Material Adverse Effect or is otherwise disclosed in Schedules hereto, and the Company has not received notice of any alleged default under any such contract, agreement, understanding or commitment.

         2.13 Intellectual Property Rights; Employee Restrictions. Schedule 2.13 attached hereto sets forth a complete list and brief description of all Intellectual Property Rights (as hereinafter defined) believed to be owned by or registered in the name of the Company or of which the Company is the licensor or licensee or in which the Company has any material right (other than with respect to "off-the-shelf" software which is generally commercially available) or which is otherwise material to the conduct of the Company's business as presently conducted or proposed to be conducted. Except as set forth in Schedule 2.13:

                  (a) The Company has exclusive ownership of, free and clear of claims or rights of any other person, or possesses exclusive licenses or other rights to use, all Intellectual Property Rights listed in Schedule 2.13 and all other Intellectual Property Rights which are material to the Company's business with full right to use, sell, license, sublicense, dispose of, and bring actions for infringement of, which rights are sufficient for the conduct of its business as presently conducted or proposed to be conducted (other than with respect to "off-the-shelf" software utilized in the Company's internal operations and which is generally commercially available to the public at retail). All Intellectual Property Rights that are used or incorporated into the Company's products developed within the last four (4) years or products actively under development and which are proprietary to the Company were developed by the Company or for the Company by current or former employees, consultants or independent contractors of the Company or its predecessors-in-interest or purchased by the Company or its predecessors-in-interest pursuant to written agreements providing for the assignment of such Intellectual Property Rights and are owned exclusively by the Company, free and clear of claims and rights of any other person.

                  (b) The business of the Company as presently conducted and the production, marketing, licensing, use and servicing of any products or services of the Company do not infringe or conflict with any patent, trademark, trade name, copyright or trade secret rights of any third party or any other Intellectual Property Rights of any third party and the Company has not received notice from any third party asserting that any Intellectual Property Rights owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company and, to the best knowledge of the Company and the Founding Stockholders, there is no basis for any such claim (whether or not pending or threatened), except as set forth in Schedule 2.14.

                  (c) No claim is pending or, to the best knowledge of the Company and the Founding Stockholders, threatened against the Company or the Founding Stockholders nor has the Company or the Founding Stockholders received any written notice or other written claim that is still pending from any person asserting that any of the Company's present or contemplated activities infringe or may infringe any Intellectual Property Rights of such person nor, to the best knowledge of the Company and the Founding Stockholders, is there a basis for any such claim (whether or not pending or threatened), and neither the Company nor any Founding Stockholder is aware of any infringement by any other person of any rights of the Company under any Intellectual Property Rights.

                  (d) All licenses or other agreements under which the Company is granted Intellectual Property Rights by others or has granted Intellectual Property Rights to others (excluding all End-User Licenses that conform to the standard agreements provided by the Company to the Investors and excluding licenses to use off-the-shelf software utilized in the Company's internal operations and which is generally commercially available to the public at retail) are listed in Schedule 2.13. All such licenses or other agreements are in full force and effect, to the best knowledge of the Company and the Founding Stockholders, there is no material default by any party thereto and, except as set forth in Schedule 2.13, to the best knowledge of Company and the Founding Stockholders, all of the rights of the Company thereunder are freely assignable. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to the Investors and neither the Company nor any Founding Stockholder has any reason to believe that the licensors under such licenses and other agreements do not have and did not have all requisite power and authority to grant the Intellectual Property Rights purported to be conferred thereby.

                  (e) The Company has taken all reasonable steps required in accordance with sound business practices to establish and preserve its ownership and license of all Intellectual Property rights with respect to its products, services and technology (including source code), including reasonable security measures to protect its trade secret rights, and neither the Company nor any Founding Stockholder has any reason to believe that any person has obtained unauthorized access to any of its trade secrets. To the best knowledge of the Company and the Founding Stockholders, the Company is not making unlawful use of any Intellectual Property Rights of any other person, including, without limitation, any former employer of any past or present employees, consultants or independent contractors of the Company. To the best knowledge of the Company or the Founding Stockholders, neither the Company nor any of its employees, consultants or independent contractors has any agreements or arrangements with former employers of such employees, consultants or independent contractors relating to any Intellectual Property Rights of such employers, which materially interfere or conflict with the performance of the duties of such employees, consultants or independent contractors to the Company or result in any former employers of such employees, consultants or independent contractors having any rights in, or claims on, the Company's Intellectual Property Rights. To the best knowledge of the Company and the Founding Stockholders, the activities of the Company's employees, consultants and independent contractors do not violate any agreements or arrangements which any such employees, consultants or independent contractors have with former employers and the Company has not received any notice of any such alleged violations. The Founding Stockholders and each current or former employee, consultant or independent contractor of the Company who had or has responsibility for coding the Company's products or who had or has access to source code or other proprietary product information of a similar nature has executed an agreement regarding confidentiality, proprietary information and assignment of inventions and copyrights to the Company in the form provided to the Investors.

                  (f) Except as set forth in Schedule 2.13, the Business Manager(R) software is Year 2000 Compliant. As used herein, "Year 2000 Compliant" shall mean with respect to any such Software, the ability of such Software to perform the following-date related functions:

                           (i) consistently handle date information before, during and after January 1, 2000, including, but not limited to, accepting date input, providing date output and performing calculations on dates or portions of dates;

                           (ii) function accurately in accordance with the documentation relating to the applicable software and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century;

                           (iii) respond to two-digit date input in a way that resolves any ambiguity as to the century; and

                           (iv) store and provide output of date information in ways that are unambiguous as to century.

         As used herein, the term "Intellectual Property Rights" means all intellectual property rights, including all patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, computer programs and other computer software (including, without limitation, all source and object code, algorithms, architecture, structure, display screens, layouts and development tools), inventions, designs, samples, specifications, schematics, know-how, trade secrets, proprietary processes and formulae, and development tools, promotional materials, databases, customer lists, supplier, vendor and dealer lists and marketing research, and all documentation and media constituting, describing or relating to the foregoing, including without limitation, manuals, memoranda and records.

         2.14 Litigation. Except as set forth in Schedule 2.14, there is no litigation or governmental proceeding or investigation pending or, to the best knowledge of the Company and the Founding Stockholders, threatened against the Company or affecting any of its properties or assets or against any officer, director or key employee of the Company in his or her capacity as an officer, director or employee of the Company, which litigation, proceeding or investigation is reasonably likely to have a Material Adverse Effect, or which may call into question the validity or hinder the enforceability of this Agreement or any other agreements or transactions contemplated hereby; nor, to the best knowledge of the Company and the Founding Stockholders, has there occurred any event nor does there exist any condition on the basis of which any such litigation, proceeding or investigation might be properly instituted or commenced. None of the matters listed on Schedule 2.14 is reasonably expected to have a "Material Adverse Effect." Schedule 2.14 attached hereto describes all material litigation, claims, proceedings or investigations involving the Company or any of its officers, directors and shareholders in connection with the business of the Company occurring, arising or existing during the previous five (5) years.

         2.15 Employee Benefit Plans. The Company does not maintain or contribute to any employee benefit plan, fringe benefit, stock option, bonus or incentive plan, severance pay policy or agreement, deferred compensation agreement, or any similar plan or agreement (an "Employee Benefit Plan") other than the Employee Benefit Plans identified and described in Schedule 2.15 attached hereto. The terms and operation of each Employee Benefit Plan have complied in all material respects with all applicable laws and regulations relating to such Employee Benefit Plans. There are no unfunded obligations of the Company under any retirement, pension, profit-sharing, deferred compensation plan or similar program. The Company is not required to make any payments or contributions to any Employee Benefit Plan pursuant to any collective bargaining agreement or, to the best knowledge of the Company and the Founding Stockholders, any applicable labor relations law, and all Employee Benefit Plans are terminable at the discretion of the Company without liability to the Company upon or following such termination. Except as described in Schedule 2.15, the Company has never maintained or contributed to any Employee Benefit Plan providing or promising any health or other nonpension benefits to terminated employees other than as required by part 6 of subtitle B of title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). With respect to any Employee Benefit Plan, there has occurred no "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, or breach of any duty under ERISA or other applicable law which could result, directly or indirectly, in any taxes, penalties or other liability to the Company. No litigation, arbitration or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the best knowledge of the Company and the Founding Stockholders, threatened with respect to any such Employee Benefit Plan.

         Each Employee Benefit Plan which has ever been maintained by the Company and which has been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the Internal Revenue Service ("IRS") regarding its qualification under such section and has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Benefit Plan through and including the Closing Date (or, if earlier, the date that all of such Employee Benefit Plan's assets were distributed). To the Company's knowledge, no event or omission has occurred which would cause any such Employee Benefit Plan to lose its qualification under the applicable Code section and each asset held under any such Employee Benefit Plan may be liquidated or terminated without the imposition of any redemption for surrender charge or comparable liability. The Company has never maintained any Employee Benefit Plan which has been subject to title IV of ERISA or Code Section 412, including, but not limited to, any "multiemployer plan" (as defined in Section 3(37) or Section 4001(a)(3) of ERISA).

         Each reference to "Company" in this Section 2.15 also refers to any other entity which would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(C).

         2.16 Labor Matters. The Company employs approximately 297 full-time employees and five part-time employees and has contracts with approximately one independent contractor. The Company is not delinquent in payments to any of its employees or independent contractors for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees or independent contractors. Except as set forth in Schedule 2.16 attached hereto, upon termination of the employment of any of said employees or independent contractors, no severance or other similar termination payments will become due. Except as set forth in Schedule 2.16, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment or services. The Company is and for the past five (5) years has been in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices except as set forth in Schedule 2.16, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations existing, pending or, to the best knowledge of the Company and the Founding Stockholders, threatened against or involving the Company. There are no union organizing activities pending, or, to the best knowledge of the Company and the Founding Stockholders, threatened with respect to the Company and no question concerning representation exists respecting the employees of the Company. To the best knowledge of the Company and the Founding Stockholders, there are no grievances, complaints or charges that have been filed under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) that might have a Material Adverse Effect. No arbitration or similar proceeding is pending and no claim therefor has been asserted. To the best knowledge of the Company and the Founding Stockholders, no collective bargaining agreement is in effect or is currently being or is about to be negotiated by the Company. The Company is, and at all times the Company has been, in compliance in all material respects with the requirements of the Immigration Reform Control Act of 1986. There are no changes pending or, to the best knowledge of the Company and the Founding Stockholders, threatened with respect to (including, without limitation, the resignation of) the senior management or key supervisory personnel or independent contractors of the Company nor has the Company received any notice or information concerning any prospective change with respect to such senior management or key supervisory personnel, except as disclosed in Schedule 2.16 with respect to certain Founding Stockholders employed by the Company.

         2.17 List of Certain Employees and Suppliers. Schedule 2.17 attached hereto contains a list of all managers, employees, consultants, independent contractors brokers and sales persons of the Company who, individually, have received compensation for the fiscal year ended December 31, 1997 in excess of $150,000, including the current job title and aggregate annual compensation of each such individual. Schedule 2.17 sets forth a list of all suppliers of the Company to whom during the fiscal year ended December 31, 1997 the Company made payments aggregating $100,000 or more, showing, with respect to each, the name, and dollar volume involved. To the best knowledge of the Company and the Founding Stockholders, no supplier has any plan or intention to terminate or reduce its business with the Company or to materially and adversely modify its relationship with the Company.

         2.18 Environmental Matters.

                  (a) Except as set forth in Schedule 2.18 attached hereto, the Company has never generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below).

                  (b) Except as set forth in Schedule 2.18 hereto, (i) the Company has not violated in any material respect, any Environmental Law (as defined below); (ii) the Company, any property owned by the Company, and any facilities and operations thereon, are presently in compliance with all applicable Environmental Laws; (iii) the Company has never entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) neither the Company nor any Founding Stockholder has any reason to believe that any of the items enumerated in clause (iii) of this subsection will be forthcoming.

                  (c) Except as set forth in Schedule 2.18 hereto, no site owned by the Company contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, or any urea formaldehyde foam insulation.

                  (d) The Company has provided or made available to the Investors copies of all documents, records, and information available to the Company concerning any environmental or health and safety matter relevant to the Company, whether generated by the Company or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

                  (e) For purposes of this Section 2.18, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law;
(ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law and (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted.

         2.19 Business; Compliance with Laws. The Company has all necessary franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct its business as it is presently conducted. The Company is not in the business of, and does not have any plans to enter the business of (i), directly or indirectly, purchasing, collecting or servicing, or assisting third parties in the business of purchasing, collecting or servicing, accounts receivable or other indebtedness attributable to consumers which are in default or (ii) making or creating loans. The Company is currently and has heretofore been in compliance in all material respects with all federal, state, local and foreign laws and regulations, including, without limitation, all applicable laws and regulations relating to banking, debt collection or reporting practices. None of the Company or any of the Founding Stockholders, or any executive officer or director of the Company, or any affiliate of any of the foregoing has, at any time within the past five (5) years: (i) filed, or has had filed against any such person, a petition under the federal bankruptcy laws or any state insolvency laws or has had a receiver, fiscal agent or similar officer appointed by a court for the business or property of any such person, or any partnership of which any such person was a general partner at or within two (2) years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two (2) years prior to such filing; (ii) been convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment, or decree (not subsequently reversed, suspended or vacated) of any court of competent jurisdiction permanently or temporarily enjoining it or him from, or otherwise imposing limits or conditions on its or his engaging in any securities, investment advisory, banking, insurance or other type of business or acting as an officer or director of a public company; (iv) been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the "Commission") or the Commodity Futures Trading Commission or similar state agency to have violated any federal or state commodities, securities or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated; or (v) taken any action, been a party to or subject to any proceeding or been otherwise involved in any matter which, if the Company were to file a registration statement on Form S-1 with the Commission on the date hereof, would be required to be disclosed pursuant to Item 401(f) or Item 401(g) of Regulation S-K.

         2.20 Investment Banking; Brokerage. Except as set forth in Schedule
2.20 attached hereto, there are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement payable by the Company or based on any arrangement or agreement made by or on behalf of the Company or the Selling Stockholders.

         2.21 Insurance. The Company has fire, casualty and business interruption and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties which might be damaged or destroyed or sufficient to cover liabilities to which the Company may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as the Company's management considers reasonable. There is no default by the Company, or to the best knowledge of the Company or the Founding Stockholders, by any insurance carrier of such policies, or event which could give rise to a default under any such policy.

         2.22 Transactions with Affiliates. Except as set forth in Schedule 2.22, there are no loans, leases, contracts or other continuing transactions between the Company and any officer, director or five percent (5%) shareholder thereof or any family member or affiliate of the foregoing persons and there have been no such transactions within the past five (5) years. No shareholder, director or officer of the Company, any of their respective family members or any affiliate of the foregoing persons, owns directly or indirectly on an individual or joint basis any interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of the Company, or any organization which has a material contract or arrangement with the Company, except as set forth in Schedule 2.22.

         2.23 Customers. Schedule 2.23 attached hereto sets forth the name of the top ten (10) customers of the Company, as determined by the gross revenues of the Company attributable to such customers for the twelve (12) months ended December 31, 1997 (the "Customers"). The relationships of the Company with its Customers are good commercial working relationships. Except as set forth in
Schedule 2.23, no Customer of the Company has canceled or otherwise terminated its relationship with the Company, or has during the last twelve (12) months decreased materially or its usage or purchases of the services or products of the Company. Except as set forth in Schedule 2.23 no Customer, has, to the best knowledge of the Company and the Founding Stockholders, any plan or intention to terminate, to cancel or otherwise materially and adversely modify its relationship with the Company or to decrease materially or limit its usage, purchase or distribution of the services or products of the Company.

         2.24 Warranty and Related Matters. Schedule 2.24 attached hereto sets forth a complete list of all outstanding product and service warranties and guarantees on any of the products or services that the Company distributes, services, markets, sells or produces for itself, a customer or a third party (each such product or service shall be referred to herein as a "Company Product"). There are no existing or, to the best knowledge of the Company and the Founding Stockholders, threatened in writing, product liability, warranty or other similar claims against the Company alleging that any Company Product is defective or fails to meet any product or service warranties except as set forth in Schedule 2.24. There is (a) no material inherent design defects or systemic or chronic problems or known software "bugs" in any Company Product and (b) except as described on Schedules 2.24 or 2.14 no liability for warranty or other claim or return with respect to any Company Product relating to any such defects, problems or bugs.

         2.25 Banking Relations. All of the arrangements with any banking institution relating to the Company's depository accounts are accurately and in all material respects described in Schedule 2.25, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

         2.26 Corporate Records. The corporate record books of the Company accurately record in all material respects all corporate action taken by its stockholders (or members), board of directors, governing bodies and committees. The copies of the corporate records of the Company and its subsidiaries provided to the Investors for review, are true and complete copies of the originals of such documents.

         2.27 Disclosure.

                  (a) The representations and warranties made or contained in this Agreement, the schedules and exhibits hereto and the certificates and statements executed or delivered in connection herewith, and the information concerning the business of the Company delivered to the Investors in connection with or pursuant to this Agreement when taken together, do not and shall not contain any untrue statement of a material fact and do not and shall not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or other material not misleading in light of the circumstances in which they were made or delivered. There have been no events or transactions, or facts or information which have come to the attention of the management of the Company or any of the Founding Stockholders and which have not been disclosed herein or in a schedule hereto, having a direct impact on the Company or its assets, liabilities, financial condition, business, results of operations or prospects which, in the reasonable judgment of such persons, have or could be expected to have a Material Adverse Effect.

                  (b) The Company and the Founding Stockholders have provided to, or made available for inspection and copying by, the Investors and their counsel true, correct and complete copies of all documents referred to in this Section 2 or in the Schedules attached hereto.

SECTION 3.   REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         3.1 Investment Status. Each Investor represents that it is an "accredited investor" as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"). Each Investor represents to the Company that it is purchasing the Convertible Preferred Shares for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law. Each such Investor acknowledges that its respective Convertible Preferred Shares have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available.

         3.2 Authority. Each Investor represents that it has full right, authority and power under its charter, by-laws or governing partnership agreement, as applicable, to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Investor pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby, and the execution, delivery and performance by such Investor of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action under such Investor's charter, by-laws or governing partnership agreement, as applicable. This Agreement and each agreement, document and instrument executed and delivered by each Investor pursuant to or as contemplated by this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of each of the Investors enforceable in accordance with their respective terms.

         3.3 Investment Banking; Brokerage Fees. No Investor has incurred or become liable for any broker's or finder's fee, banking fees or similar compensation relating to or in connection with the transactions contemplated hereby.

SECTION 4.   PRE-CLOSING COVENANTS OF THE COMPANY AND THE FOUNDING
             STOCKHOLDERS

         4.1 Making of Covenants and Agreements. The Company and the Founding Stockholders jointly and severally hereby make the covenants and agreements set forth in this Section 4 and the Founding Stockholders agree to cause the Company and its Subsidiaries to comply with such agreements and covenants. The Founding Stockholders shall not have any right of indemnity or contribution from the Company with respect to the breach of any covenant or agreement hereunder.

         4.2 Conduct of Business. Between the date of this Agreement and the Closing Date, the Company will, and will cause each of its Subsidiaries to, unless otherwise agreed by the Investors (pursuant to Section 10.1):

                  (a) Conduct its business only in the ordinary course and refrain from changing or introducing any method of management or operations except in the ordinary course of business and consistent with prior practices;

                  (b) Refrain from making any purchase, sale, lease (other than as described on Schedule 2.10 as to the lease of additional office space) or disposition of any product, asset or property other than in the ordinary course of business, from purchasing any capital asset costing more than $100,000 and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its properties or assets other than in the ordinary course of business;

                  (c) Refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities except in the ordinary course of business;

                  (d) Refrain from making any change or incurring any obligation to make a change in its Charter, By-laws or authorized or issued capital stock, except as contemplated by and in order to effect the proposed capitalization of the Company immediately following the Closing as reflected herein;

                  (e) Except as contemplated herein, refrain from declaring, setting aside or paying any dividend, making any other distribution in respect of its capital stock (to the extent it would cause the condition set forth in Section 5.6 not to be satisfied) or making any direct or indirect redemption, purchase or other acquisition of its stock;

                  (f) Except as set forth in Schedule 2.7 or contemplated herein, refrain from making any change in the compensation payable or to become payable to any of its officers, employees, agents or independent contractors other than increases in the ordinary course of business consistent with past practices, provided that no compensation payable to any of the officers, employees, agents or independent contractors of the Company or any of its Subsidiaries shall be increased by more than 5% of the annualized compensation received to date by such person for the fiscal year ending December 31, 1998, or granting any severance or termination pay to, or entering into or amending any employment, severance or other agreement or arrangement with, any of its directors, officers, independent contractors or employees, or establishing, adopting or entering into or amending any collective bargaining, bonus, incentive, deferred compensation, profit sharing, stock option or purchase, insurance, pension, retirement or other employee benefit plan;

                  (g) Refrain from prepaying any loans, including without limitation from its stockholders, officers or directors, making any change in its borrowing arrangements or modifying, amending or terminating any of its contracts except in the ordinary course of business, or waiving, releasing or assigning any material rights or claims;

                  (h) Use commercially reasonable efforts to prevent any change with respect to its management (other than with respect to those Founding Stockholders employed by the Company as disclosed in Schedule 2.16) and supervisory personnel and banking arrangements;

                  (i) Use commercially reasonable efforts to keep intact its business organization, to keep available its present officers, employees and independent contractors and to preserve the goodwill of all suppliers, customers, independent contractors and others having business relations with it and refrain from amending any independent contract agreement except as the Investors may otherwise consent;

                  (j) Have in effect and maintain at all times insurance as described in Section 2.21.

                  (k) Refrain from changing accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable) or from making any tax election or settling or compromising any federal, state, local or foreign income tax liability;

                  (l) Refrain from entering into any executory agreement, commitment or undertaking to do any of the activities prohibited by the foregoing provisions;

                  (m) Permit the Investors and its authorized representatives to have full access to all its properties, assets, records, tax returns, contracts and documents and furnish to the Investors or their authorized representatives such financial and other information with respect to its business or properties as the Investors may from time to time reasonably request;

                  (n) Refrain from any action which would result in the termination of the Company's status as an S-corporation as defined in Section 1361(b) of the Code; and

                  (o) Not collect any payment on the Affiliated Accounts Receivable on or prior to the Closing Date.

         4.3 Authorization From Others; Hart-Scott-Rodino. Prior to the Closing Date, the Founding Stockholders and the Company will use their respective reasonable commercial efforts to obtain all authorizations, consents and permits of others required to permit the consummation by the Founding Stockholders and the Company of the transactions contemplated by this Agreement. Without limitation of the foregoing, the Company shall make any and all filings not heretofore made which are required by them under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), cooperate with the Investors in providing such information to them as may be necessary to enable them to make any required filings under such Act and reimburse the Investors for all filing fees paid in connection therewith.

         4.4 Notice of Default. Promptly upon the occurrence of, or promptly upon the Company or the Founding Stockholders becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to the Company or the Founding Stockholders prior to the date hereof, of any of the representations, warranties or covenants of the Company or the Founding Stockholders contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, the Company and the Founding Stockholders shall give detailed written notice thereof to the Investors and the Company and the Founding Stockholders shall use their reasonable commercial efforts to prevent or promptly remedy the same.

         4.5 Consummation of Agreement. The Company and the Founding Stockholders shall use their respective reasonable best efforts to perform and fulfill all conditions and obligations on their parts to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out, including without limitation, consummating the Redemption prior to the purchase and sale of the Convertible Preferred Shares, cooperating with obtaining the Credit Facility under a Credit Agreement with Fleet National Bank, as administrative agent for the Lenders named therein, and related bank financing documents (the "Bank Financing Agreement").

         4.6 No Solicitation of Other Offers. Unless and until this Agreement shall have been terminated in accordance with the provisions of Section 7 of this Agreement, none of the Company, any Subsidiary or any Founding Stockholder shall, nor shall the Company or any Subsidiary permit any of its directors, officers, employees or agents to, directly or indirectly, (i) take any action to solicit, initiate submission of or encourage, proposals or offers from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) a portion of the assets of, or any equity interest in, the Company or any Subsidiary, any merger or business combination with the Company or any Subsidiary or any public or private offering of interests in the Company or any Subsidiary (an "Acquisition Proposal"), (ii) participate in any discussions or negotiations regarding an Acquisition Proposal with any person or entity other than the Investors and their representatives, (iii) furnish any information or afford access to the properties, books or records of the Company or any Subsidiary to any person or entity that may consider making or has made an offer with respect to an Acquisition Proposal other than the Investors and their representatives, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort to attempt by any other person to do any of the foregoing. The Company will promptly notify the Investors upon receipt of any offer or indication that any person is considering making an offer with respect to an Acquisition Proposal or any request for information relative to the Company or any Subsidiary or for access to the properties, books and records of the Company or any Subsidiary, and will promptly reject any such offer or request.

         4.7 No Transfer of Shares; Voting. Unless and until this Agreement shall have been terminated for any reason in accordance with the provisions of
Section 7 of this Agreement, no Founding Stockholder shall directly or indirectly exchange, deliver, assign, pledge, encumber or otherwise transfer or dispose of any shares of capital stock of the Company (including options in respect thereof), or directly or indirectly grant any right of any kind to acquire, dispose of, vote or otherwise control in any manner any shares of capital stock of the Company; provided that a transfer (a) to or for the benefit of charitable donees or (b) to the executor or administrator of a Founding Stockholder upon his death shall not be deemed prohibited by this Section 4.7.

SECTION 5.   CONDITIONS OF PURCHASE BY THE INVESTORS

         Each Investor's obligation to purchase and pay for the Convertible Preferred Shares to be purchased by it shall be subject to compliance by the Company and the Founding Stockholders with the agreements herein contained and to the fulfillment to the Investors' satisfaction, or the waiver by the Investors (including the waiver of Cendant Corporation ("Cendant") with respect to matters set forth in Sections 5.6, 5.9, 5.10, 5.11 and 5.14 and, with respect to the execution and delivery by the Company and Mr. King of the Cendant Termination and Non-Competition Agreement, Section 5.16) on or before and at the Closing Date of the following conditions:

         5.1 Pre-Closing Transactions. The Company shall have completed the following transactions on terms satisfactory to the Investors:

                  (a) The Company shall have obtained at least $95,000,000 of senior term financing and a $15,000,000 senior revolving line of credit pursuant to the Bank Financing Agreement on terms acceptable to the Investors and the Company and the Stockholders' Representative shall have delivered on behalf of the Selling Stockholders a certificate confirming that the representations and warranties set forth therein are true with respect to the Company and its operations.

                  (b) Before the Closing, the Company shall have effected the Redemption and issued the Redemption Notes in accordance with Section 1.2.

                  (c) Immediately prior to the Closing, the Company shall have issued the Final Excess Cash Notes in accordance with Section 1.5.

                  (d) The Company shall have adopted the Amended and Restated Charter and the Amended and Restated By-Laws in the form attached hereto as Exhibit C and Exhibit D, respectively, and such Amended and Restated Charter and Amended and Restated By-Laws shall have become effective under the laws of the State of Tennessee.

         5.2 Satisfaction of Conditions. The representations and warranties of the Company and the Founding Stockholders contained in this Agreement shall be true and correct on and as of the Closing Date and each of the conditions specified in this Section 5 shall have been satisfied or waived in writing by the Investors as set forth in the first paragraph of this Section 5.

         5.3 Opinion of Counsel. The Investors shall have received from Harwell Howard Hyne Gabbert & Manner, P.C. an opinion dated as of the Closing Date substantially in the form attached hereto as Exhibit G.

         5.4 Authorization. The Board of Directors and stockholders of the Company shall have duly adopted resolutions in the form reasonably satisfactory to the Investors and shall have taken all action necessary for the purpose of authorizing the Company to consummate all of the transactions contemplated hereby (including, without limitation, each of the transactions set forth in Section 5.1 and the issuance of the Convertible Preferred Shares as contemplated by Section 1.3) and the Investors shall have received a certificate of the Secretary of the Company setting forth a copy of such resolutions and the Amended and Restated Charter and Amended and Restated By-laws of the Company and such other matters as may be reasonably requested by the Investors.

         5.5 June Financials. The Company shall have delivered to the Investors unaudited consolidated financial statements as of and for the period ended June 30, 1998 (the "June Financials") at least two (2) business days prior to the Closing. The June Financials shall indicate initial royalties, on-going royalties, total revenues, earnings from operations and net gain for on a year-to-date basis and shall have been prepared by the Company in accordance with past practices and generally accepted accounting principles. The June Financials shall not include or reflect any extraordinary items or reflect any prior period adjustments. The June Financials shall reflect initial royalties of at least $3,539,898, on-going royalties of at least $17,564,228, total revenues of at least $26,875,651, earnings from operations of at least $6,685,283 and net gain of at least $5,365,712, in each case computed in accordance with past practices and generally accepted accounting principles. If the Investors (pursuant to Section 10.1) shall fail by the second business day after receipt by the Investors of the June Financials to provide written notice to the Company objecting that the minimum targets set forth in the immediately preceding sentence were not achieved, the conditions set forth in this Section 5.5 shall automatically be deemed to have been satisfied.

         5.6 Stockholders' Equity; Working Capital; Cash. Prior to giving effect to the transactions contemplated hereby (including the Redemption, the Optionee Bonuses, the Discretionary Bonuses, the Minority Payouts (as defined in Section 5.7) and the payment of the Affiliated Accounts Receivable (as defined in
Section 8.16)) and the associated fees and expenses and immediately prior to the C Corp Conversion, but after giving effect to the distribution of the Final Excess Cash Distribution, the Company shall have (a) consolidated stockholders' equity (total assets minus total liabilities) of at least $7,537,000, (b) working



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



capital (current assets minus current liabilities) of at least $1,429,000 and
(c) cash and cash equivalent accounts of at least $750,000, in each case computed in accordance with generally accepted accounting principles applied on a consistent basis and determined in accordance with the Company's historical practices.

         5.7 Subsidiaries. Each of the Subsidiaries shall have been reorganized as a corporation and all of the outstanding capital stock of each such Subsidiary shall be owned by the Company free and clear of any claims, encumbrances, liens, pledges, security interests and rights of any kind or nature whatsoever. Without limiting the generality of the foregoing, the Company shall have purchased all of the membership interests in Private Business Insurance, LLC that are not owned by the Company for an amount, including any bonuses and other payments contemplated in connection therewith, not to exceed $4,500,000 (the "Minority Payouts") and Paul McCulloch shall have delivered a release of all claims against the Company on terms reasonably satisfactory to the Investors.

         5.8 Hart-Scott-Rodino. All required filings under the HSR Act shall have been made and the waiting period specified in the HSR Act, including any extensions thereof, shall have expired or otherwise terminated, and none of the Company, the Selling Stockholders or the Investors shall be subject to any injunction or temporary restraining order against consummation of the transactions contemplated hereby.

         5.9 Escrow Agreement. The Escrow Agreement shall have been executed and delivered by the Stockholders' Representative on behalf of the Founding Stockholders, the Investors and the Escrow Agent.

         5.10 Delivery of Closing Documents. On the Closing Date, the Company and the Selling Stockholders, as the case may be, shall have delivered, or shall have caused to be delivered, to the Investors (or shall have caused to be delivered to the Investors), all in form and substance satisfactory to the Investors, the following documents:

                  (a) a Stockholders Agreement (together with the Consent of Spouse attached thereto, if applicable) substantially in the form attached hereto as Exhibit H (the "Stockholders Agreement"), executed by each Founding Stockholder named therein and the Company;

                  (b) a Registration Rights Agreement substantially in the form attached hereto as Exhibit I (the "Registration Rights Agreement"), executed by each Founding Stockholder named therein and the Company;

                  (c) a Non-Competition Agreement substantially in the form attached hereto as Exhibit J-1, executed by each Founding Stockholder, other than Kenneth L. Keith, and also executed by Jerry Cover;

                  (d) a General Release substantially in the form attached hereto as Exhibit K, executed by each Selling Stockholder;

                  (e) a Consent of Spouse in substantially the form of Exhibit L attached hereto, executed by the spouse of each Founding Stockholder;

                  (f) to the extent Cendant Corporation participates in the transactions contemplated hereby, the Cendant Termination and Non-Competition Agreement (as defined in Section 5.16), executed by Cendant Corporation, the Company, Kenneth L. Keith and William B. King;

                  (g) Certificates issued by (i) the Secretary of State of the State of Tennessee certifying that each of the Company and its Subsidiaries has legal existence and is in good standing; and (ii) the Secretary of State (or similar authority) of each jurisdiction in which each of the Company and its Subsidiaries has qualified to do business as a foreign corporation as to such foreign qualification;

                  (h) Certificates executed by the President of the Company and the Stockholders' Representative (on behalf of the Selling Stockholders) to the effect that the representations and warranties of the Company and the Selling Stockholders, including, without limitation, as to the matters set forth in
Section 2.5(b) hereof, are true and correct on and as of the Closing Date shall have been delivered to the Investors.

                  (i) A certificate of the Secretary of the Company which shall certify the names of the officers of the Company authorized to sign this Agreement and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers;

                  (j) A certificate of the Chief Financial Officer of the Company to the effect that the representations and warranties of the Company set forth in Section 2.5(b) hereof is true as of the Closing Date;

                  (k) A certificate of the Chief Financial Officer of the Company to the effect that the June Financials were prepared in accordance with past practices and generally accepted accounting principles and that, if appropriate, the amounts set forth therein satisfy the minimum targets set forth in Section 5.5.

                  (l) Such other supporting documents and certificates as the Investors may reasonably request and as may be required pursuant to this Agreement.

         5.11 No Material Adverse Change. Since the date of the Base Balance Sheet, there shall have been no material adverse change in the financial condition, properties, assets, liabilities, business, operations or prospects of the Company or any of its Subsidiaries, whether or not in the ordinary course of business.

         5.12 All Proceedings Satisfactory. All corporate and other proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to the Investors and the issuance and sale of the Convertible Preferred Shares shall be made in compliance with applicable federal and state laws.

         5.13 Investors' Fees. The Company shall have paid on behalf of the Investors affiliated with TA Associates, Inc. and Summit Partners, LLC all out of pocket expenses and legal and accounting fees and related expenses incurred by the Investors in connection with the transactions contemplated by this Agreement. In the event that the transactions contemplated under this Agreement are not consummated due to factors which are not attributable to the Investors, the Company shall be obligated to reimburse the Investors such fees and expenses incurred by such Investors, which amount shall not exceed $350,000.

         5.14 No Violation or Injunction. The consummation of the transactions contemplated by this Agreement shall not be in violation of any law or regulation, and shall not be subject to any injunction, stay or restraining order.

         5.15 Consents and Waivers. The Company, the Selling Stockholders and each party to the Bank Financing Agreement shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by such parties in connection with the execution and delivery of this Agreement, the Bank Financing Agreement, the performance of the transactions contemplated hereby and thereby and the continued operation of the business of the Company and its subsidiaries subsequent to the Closing. The Company, the Selling Stockholders and the Investors shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to the Investors, including any and all notices, consents (other than the consent of Corim, Inc. under the Lease Agreement dated May 5, 1997 and any subsequent lease with Corim, Inc. which the Company will use its best efforts to obtain) and waivers required from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the continuation of the business of the Company and its subsidiaries and the consummation of the transactions contemplated by this Agreement and the Bank Financing Agreement, and to avoid a breach, default, termination, acceleration or modification of any indenture, loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement and the Bank Financing Agreement.

         5.16 Cendant Termination and Non-Competition Agreement. Cendant, by its execution of this Agreement, hereby waives its right of first refusal on securities of the Company held by William B. King ("Mr. King") and his transferees conferred to it pursuant to Exhibit B of that certain Agreement dated as of January 10, 1995 by and between Cendant and Mr. King (the "Cendant Right of First Refusal") with respect to the shares of Common Stock held by Mr. King and his transferees that are to be redeemed by the Company in accordance with Section 1.2 hereof; provided that the Cendant Right of First Refusal shall continue to be in effect with respect to any other transactions involving the remaining securities which are the subject of the Cendant Right of First Refusal. On and as of the Closing Date, so long as Cendant participates in the transactions contemplated hereby, Cendant hereby agrees that the Cendant Right of First Refusal shall terminate and have no further force or effect and further agrees, and Kenneth L. Keith also agrees, to execute and deliver at the Closing a Termination and Non-Competition Agreement (the "Cendant Termination and Non-Competition Agreement") in substantially the form attached hereto as Exhibit
M. To the extent Cendant participates in the transactions contemplated hereby, it shall be a further condition to the obligations of the Investors hereunder that each of Cendant, Kenneth L. Keith, the Company and Mr. King shall have executed and delivered at the Closing the Cendant Termination and Non-Competition Agreement.

SECTION 6.   CONDITIONS TO OBLIGATIONS OF THE COMPANY AND SELLING STOCKHOLDERS

         The obligation of the Company, and with respect to Section 6.8, the Selling Stockholders, to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

         6.1 Representations; Warranties; Covenants. Each of the representations and warranties of the Investors contained in Section 3 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing; and the Investors shall, on or before the Closing, have performed in all material respects all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing.

         6.2 Certain Agreements. On the Closing Date, the Investors shall have executed and delivered the Stockholders Agreement and Registration Rights Agreement.

         6.3 Senior Debt Facility. The Company shall have obtained at least $95,000,000 of senior term financing and a $15,000,000 senior revolving credit line pursuant to the Bank Financing Agreement on terms acceptable to the Company.

         6.4 Hart-Scott-Rodino. All required filings under the HSR Act shall have been contemplated and the waiting period specified in the HSR Act, including any extensions thereof, shall have expired or otherwise terminated, and none of the Company, the Founding Stockholders or the Investors shall be subject to any injunction or temporary restraining order against consummation of the transactions contemplated hereby.

         6.5 Escrow Agreement. The Escrow Agreement shall have been executed and delivered by the Stockholders' Representative on behalf of the Founding Stockholders, the Investors and the Escrow Agent.

         6.6 The Redemption. The Redemption shall have been effected in accordance with Section 1.2 hereof.

         6.7 Delivery of Cendant Termination and Non-Competition Agreement. Cendant and Kenneth Keith shall have executed and delivered at the Closing the Cendant Termination and Non-Competition Agreement.

         6.8 Delivery of Final Excess Cash Notes. The Selling Stockholders shall have received the Final Excess Cash Notes in accordance with Section 1.5.

SECTION 7.   TERMINATION OF AGREEMENT; RIGHTS TO PROCEED

         7.1 Termination. At any time prior to the Closing, this Agreement may be terminated as follows:

                  (a) by mutual written consent of all of the parties to this Agreement;

                  (b) by the Company, provided that neither the Company nor any of the Selling Stockholders is in breach of this Agreement, (i) if the Investors are in material breach of this Agreement and such breach shall remain uncured for a period of ten (10) business days after the Stockholders' Representative shall have given written notice of such breach to the Investors, or (ii) if by August 31, 1998, any of the conditions in Section 6 shall not have been satisfied, complied with or performed (unless such failure of satisfaction, noncompliance or nonperformance is the result directly or indirectly of any action or failure to act on the part of the Company or the Selling Stockholders) and the Selling Stockholders shall not have waived such failure of satisfaction, noncompliance or nonperformance; or

                  (c) by the Investors, provided that the Investors are not in breach of this Agreement, (i) if either the Company or any of the Selling Stockholders is in material breach of this Agreement and such breach shall remain uncured for a period of ten (10) business days after the Investors shall have given written notice of such breach to the Selling Stockholders, or (ii) if by August 31, 1998, any of the conditions in Section 5 shall not have been satisfied, complied with or performed (unless such failure of satisfaction, noncompliance or nonperformance is the result directly or indirectly of any action or failure to act on the part of the Investors) and the Investors shall not have waived such failure of satisfaction, noncompliance or nonperformance.

         7.2 Effect of Termination. All obligations of the parties hereunder shall cease upon any termination pursuant to Section 7.1; provided, however, that (i) the provisions of Section 5.13 and this Section 7 hereof shall survive any termination of this Agreement; (ii) nothing herein shall relieve any party from any liability for any material breach of this Agreement and (iii) any party may proceed as further set forth in Section 7.3 below.

         7.3 Right to Proceed. Anything in this Agreement to the contrary notwithstanding, (i) if any of the conditions specified in Section 5 hereof have not been satisfied, the Investors shall have the right to proceed with the transactions contemplated hereby without waiving any of their rights hereunder, and (ii) if any of the conditions specified in Section 6 hereof have not been satisfied, the Company and the Selling Stockholders shall have the right to proceed with the transactions contemplated hereby without waiving any of its or their rights hereunder.

SECTION 8.   COVENANTS OF THE COMPANY

         The Company (which term shall be deemed to include, for purposes of this Section 8, the Subsidiaries and any other subsidiary of the Company formed after the date of this Agreement) agrees with the Investors that it shall comply with the following covenants except as shall otherwise be expressly agreed pursuant to a written consent or consents executed by Investors holding not less than sixty-six and two-thirds percent (66 2/3%) of the Convertible Preferred Shares or the Conversion Shares held by the Investors as a group (or pursuant to a written consent or consents executed by all Investors (i) with respect to the matters set forth in Sections 8.1, 8.2 and 8.8 below until the third anniversary hereof and (ii) thereafter with respect to the matters set forth in clauses (a) and (b) of Section 8.1 below), until the closing of a Qualified Public Offering (as defined in the Company's Amended and Restated Charter attached hereto as Exhibit C); provided that the Company's obligation under Section 8.3 hereof shall survive for so long as the Investors (or their successors or transferees) shall hold any Convertible Preferred Shares or Conversion Shares representing, in the aggregate, at least ten percent (10%) of the fully-diluted capital stock of the Company.

         8.1 Financial Statements. The Company will maintain a comparative system of accounts in accordance with generally accepted accounting principles, keep full and complete financial records and furnish to the Investors the following reports: (a) within ninety (90) days after the end of each fiscal year commencing with the year ended December 31, 1998, a copy of the consolidated balance sheet of the Company as of the end of such year, together with a consolidated statement of income and retained earnings of the Company for such year, audited and certified by independent public accountants of recognized national standing reasonably satisfactory to the Board of Directors, prepared in accordance with generally accepted accounting principles and practices consistently applied; (b) within thirty (30) days after the end of each month commencing with the month ending June 30, 1998, a consolidated unaudited balance sheet of the Company as of the end of such month and an unaudited statement of income and retained earnings for the Company for such month and for the year to date, each of the foregoing balance sheets and statements of income and retained earnings to set forth in comparative form the corresponding figures for the prior fiscal period and to include a brief written discussion and analysis by management of such annual, quarterly and monthly financial statements; and (c) such other financial information as Investors holding sixty-six and two-thirds percent (66 2/3%) of the Convertible Preferred Stock may reasonably request, including, without limitation, certificates of the principal financial officer of the Company concerning compliance with the covenants of the Company under this Section 8.

         8.2 Budget and Operating Forecast; Inspection.

                  (a) The Company will prepare and submit to the Board of Directors of the Company a budget for the Company for each fiscal year of the Company at least thirty (30) days prior to the beginning of such fiscal year, together with management's written discussion and analysis of such budget. The budget shall be accepted as the budget for such fiscal year when it has been approved by a majority of the full Board of Directors of the Company and, thereupon, a copy of such budget promptly shall be sent to the Investors. The Company shall review the budget periodically and shall advise the Board of Directors and the Investors of all changes therein and all material deviations therefrom.

                  (b) The Company will, upon reasonable prior notice to the Company, permit authorized representatives (including, without limitation, accountants and legal counsel) of the Investors to visit and inspect any of the properties of the Company and its subsidiaries, including its books of account (and to make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with its officers, administrative employees and independent accountants, all at such reasonable times and as often as may be reasonably requested by the Investors.

                  (c) After the third (3rd) anniversary of the Closing Date, Cendant shall no longer be entitled to the rights provided to the Investors in clause (c) of Section 8.1 and subparagraphs (a) and (b) of this Section 8.2 and Cendant thereafter waives any such rights arising under this Agreement (but shall not waive any rights granted to stockholders under applicable state or federal laws).

         8.3 Board of Directors; Meetings; Indemnification. The Company will ensure that meetings of its Board of Directors are held at least four (4) times each year at intervals of not more than four (4) months. The Company shall pay to directors of the Company who were nominated by an Investor or a Founding Stockholder holding not more than 5% of the voting stock of the Company fees in an amount equal to any fees that are paid to other non-management directors of the Company and shall pay such Directors for their reasonable travel expenses incurred in connection with attending meetings or other functions of the Board of Directors and for their reasonable costs associated with any other work on behalf of the Company. The Charter and By-laws of the Company will in respect of all times during which any nominee of any of the Investors serves as a director of the Company provide for exculpation and indemnification of the directors and limitations on the liability of the directors to the fullest extent permitted under applicable state law, and the Company shall obtain and maintain directors and officers' liability insurance coverage on terms satisfactory to the Investors' Nominees, covering, among other things, violations of federal or state securities laws by the Company and shall use its reasonable best efforts to obtain prior to an initial public offering of the Company's capital stock additional directors and officers' liability insurance coverage to include claims under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

         8.4 Conduct of Business.

                  (a) The Company will continue to engage principally in the business now conducted by the Company or a business or businesses similar thereto or reasonably compatible therewith. The Company will keep in full force and effect its corporate existence and all Intellectual Property Rights useful in its business (except such rights as the Board of Directors has reasonably determined are not material to the continuing operations of the Company).

                  (b) The Business Manager(R) software shall continue to be Year 2000 Compliant.

         8.5 Payment of Taxes, Compliance with Laws, etc. The Company will pay and discharge all lawful Taxes, assessments and governmental charges or levies imposed upon it or upon its income or property before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if not paid when due, might become a lien or charge upon its property or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof is being contested by the Company in good faith by appropriate proceedings and an adequate reserve therefor has been established on its books. The Company will comply with all applicable laws and regulations in the conduct of its business, including, without limitation, all applicable federal and state securities laws in connection with the issuance of any shares of its capital stock.

         8.6 Insurance. The Company will keep its insurable properties insured, upon reasonable business terms, by financially sound and reputable insurers against liability, and the perils of casualty, fire and extended coverage, and shall maintain insurance against other hazards, in amounts of coverage at least equal to coverage customarily maintained by the Company.

         8.7 Maintenance of Properties. The Company will maintain all properties used in the conduct of its business in good repair, working order and condition, ordinary wear and tear excepted, as necessary to permit such business to be properly and advantageously conducted.

         8.8 Material Adverse Changes. The Company will promptly advise the Investors of any event which represents or is reasonably likely to result in a material adverse change in the condition (financial or otherwise) or business of the Company, and of each suit or proceeding commenced or threatened against the Company which, if adversely determined, in the reasonable judgment of the Company, is reasonably likely to have a Material Adverse Effect. The Company will promptly advise the Investors of any recall of the Company's products, any other adverse developments relating to the Company's products, and any suit or proceeding commenced or threatened which is related to the Company's products which, if adversely determined, in the reasonable judgment of the Company, is reasonably likely to have a Material Adverse Effect.

         8.9 Management Compensation. Compensation paid by the Company to its management (except with respect to compensation paid to David F. Anderson pursuant to the Employment Agreement dated January 1, 1991) will be comparable to compensation paid to management in companies in the same or similar businesses of similar size and maturity and with comparable financial performance. Any bonuses paid to employees (other than bonuses within any bonus plan previously approved by the Compensation Committee) of the Company shall be approved by a three-person Compensation Committee of the Company including one
(1) of the Investors' Nominees. The compensation and other benefit arrangements (other than continued coverage under Company-provided group insurance plans for so long as such individual is employed by or serves as a director of the Company, and personal office space for one (1) year post-Closing) of William B. King, Gregory A. Thurman, Carl E. Brasser and Tom Black, the founding stockholders of the Company, as described on Schedule 8.9, shall be terminated on or before the Closing; provided, however, any such amounts which shall have accrued prior to the Closing Date as set forth on Schedule 8.9, shall be paid to such persons at the regularly scheduled time for payment but in no event after February 28, 1999. The compensation of any individual employed by the Company who owns 5% or more of the voting stock of the Company shall be approved by the unanimous resolution of the Compensation Committee of the Company.

         8.10 Issuance of Common Stock, Convertible Securities, Options, Warrants or Rights. The Company covenants and agrees that it will not take any action or enter into any agreement to authorize, sell or issue any Common Stock or other equity securities or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for Common Stock or other equity securities, or options, warrants or rights carrying any rights to purchase Common Stock or other equity securities or convertible or exchangeable securities of the Company other than pursuant to this Agreement; provided, however, that the Company may, subject to the approval of the Compensation Committee of the Board of Directors, issue options and stock awards with respect to up to 598,023 shares of Common Stock (as appropriately adjusted for any stock split, combination, reorganizations, recapitalization, reclassification, stock distribution, stock dividend or similar event) pursuant to a stock option and grant plan which shall be adopted by the Board of Directors of the Company and approved by the stockholders of the Company, the terms of which shall have been approved by the Investors (the "1998 Stock Plan").

         8.11 Affiliate Transactions. All transactions by and between the Company and the Founding Stockholders or any other officer or key employee of the Company or persons controlling, controlled by, under common control with or otherwise affiliated with or members of the families of such Founding Stockholders, officer or key employee, shall be conducted on an arm's-length basis, shall be on terms and conditions no less favorable to the Company than could be obtained from nonrelated persons and shall be approved in advance by the Board of Directors and by each of the Investors' Nominees (in writing) after full disclosure of the terms thereof. The Company shall discontinue all affiliated transactions described in Schedule 2.22 and the Company and the Founding Stockholders agree to terminate any oral or written agreements or arrangements providing for such transactions by no later than December 31, 1998.

         8.12 Enforcement of Rights. The Company will diligently enforce all of its rights under each of, and will not amend any of, the Non-Competition Agreements referred to in Sections 5.10(c) and 8.17 hereof and the General Releases referred to in Section 5.10(d) hereof. The Company will not effect any transfer of any of the outstanding capital stock of the Company on the stock record books of the Company unless such transfer is made in accordance with the terms of this Agreement and the Stockholders Agreement. The Company will not waive or release any rights under, or consent to the amendment of, any such agreement without the written consent of Investors holding sixty-six and two-thirds percent (66 2/3%) of the Convertible Preferred Stock. The Company will observe and perform all of the covenants set forth in the Charter.

         8.13 Distributions on, and Redemptions of, Capital Stock. Except as otherwise expressly provided in this Agreement or dividends declared or paid on the Convertible Preferred Stock pursuant to the Amended and Restated Charter, the Company will not declare or pay any dividends or make any distributions of cash, property or securities of the Company with respect to any shares of its Common Stock or any other class of its capital stock, or directly or indirectly redeem, purchase, or otherwise acquire for consideration any shares of its Common Stock, or any other class of its capital stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock (subject to adjustment in connection with stock splits, stock dividends and the like) issued or issuable under the 1998 Stock Plan or the Outstanding Options and pursuant to agreements under which the Company has the option or obligation to repurchase such shares upon the occurrence of certain events, including termination of employment, and a right of first refusal to acquire shares in the event of certain proposed transfers. Any redemption, repurchase or other acquisition by the

Company of any shares of its capital stock shall be made in compliance with all laws, including but not limited to, federal and state securities laws.

         8.14 Merger, Consolidation, Sale of Assets, Acquisitions and Other Actions. The Company will not: (a) sell, lease or otherwise dispose of (whether in one transaction or a series of related transactions) all or substantially all of its assets, (b) merge with or into or consolidate with another entity (except into or with a wholly-owned subsidiary of the Company with the requisite stockholder approval), (c) acquire any other corporation or business concern, whether by acquisition of assets, capital stock or otherwise, and whether in consideration of the payment of cash, the issuance of capital stock or otherwise, or make any material investment in another business entity or any joint venture or similar arrangement, (d) voluntarily liquidate or wind up its operations, (e) create, or obligate itself to create, any class or series of shares having preference over or being on a parity with the Convertible Preferred Stock, (f) create, incur, assume, become liable for, or permit to exist any indebtedness for borrowed money (other than indebtedness as contemplated by Section 5.1(a) hereof), capital leases, or other similar commitments or obligations, which, for any one such borrowing or series of related borrowings, is in excess of $1,000,000, or (g) enter into any agreement or arrangement or take any other action that eliminates, amends, restricts or otherwise adversely affects the rights of the holders of the Convertible Preferred Shares or the Company's ability to perform its obligations hereunder or under the Amended and Restated Charter; without limitation of the foregoing, the Company shall take all action necessary or appropriate to remove promptly any impediment to the redemption of the Convertible Preferred Shares as contemplated by the Amended and Restated Charter.

         8.15 Election of Directors. Immediately following the Closing, the Company shall take proper corporate action to enlarge the size of the Board of Directors to nine (9) members, the members of which shall be as set forth in the Stockholders Agreement. The director nominees of the Investors, as provided in the Stockholders Agreement, shall be elected as directors of the Company (together with any subsequent nominee of the Investors, the "Investors' Nominees"), one of the Investors' Nominees shall be appointed to the Compensation Committee, and the Company shall enter into an Indemnification Agreement with each of the Investors' Nominees in the form attached hereto as Exhibit N.

         8.16 Affiliated Transaction Receivables. All accounts receivable arising from the affiliated transactions set forth in Schedule 2.22 (the "Affiliated Accounts Receivable") shall be paid in full promptly after, but not on or before, the Closing Date, but in any event within thirty (30) days after the Closing.

         8.17 Non-Competition Agreements. At or promptly following the Closing, the Company shall use best efforts to obtain from certain key employees of the Company, as shall be designated by the Board of Directors of the Company with the prior written approval of the Investors (which approval shall not be unreasonably withheld), a Non-Competition Agreement in substantially the form attached hereto as Exhibit J-2.




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



         8.18 S-Corporation Allocation Election. In accordance with Section 1362(e)(3) of the Code and Treas. Reg. Section 1.1362-6(a)(5), the Company, Selling Stockholders and Investors agree to elect not to apply the pro rata allocation rules for the S termination year. Such election shall be filed with the Company's C short year return and the Selling Stockholders will provide the requisite consents as described in Treas. Reg. 1.1362-6(a)(5)(b).

SECTION 9.   SURVIVAL; INDEMNIFICATION

         9.1 Survival of Representations; Warranties and Covenants; Assignability of Rights. All covenants, agreements, representations and warranties of the Company, the Founding Stockholders and the Investors made herein and in the certificates, exhibits and schedules delivered or furnished to any Investor in connection herewith (a) are material, shall be deemed to have been relied upon by the party or parties to whom they are made and shall survive the Closing regardless of any investigation on the part of such party or its representatives, subject to Section 9.2, and (b) shall bind the parties' successors and assigns (including, without limitation, any successor to the Company by way of acquisition, merger or otherwise), whether so expressed or not, and, except as otherwise provided in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of the Investors' successors and assigns and to their transferees of Securities, whether so expressed or not.

         9.2 Transaction Related Indemnification.

                  (a) The Founding Stockholders (on their behalf and on behalf of their successors, executors, administrators, estate, heirs, assigns and any transferees of the proceeds received by a Founding Stockholder in the transactions contemplated by this Agreement, including, without limitation, any members of a Founding Stockholder's family (collectively, for the purposes of this Section 9, the "Indemnifying Parties"), jointly and severally, agree to defend, indemnify and hold the Investors, their affiliates and respective direct and indirect partners (including partners of partners and stockholders and members of partners), members, stockholders, directors, officers, employees and agents each of the foregoing and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended, (parties receiving the benefit of the indemnification agreement herein shall be referred to collectively as "Indemnified Parties" and individually as an "Indemnified Party") harmless from and against any and all damages, liabilities, losses, Taxes, fines, penalties, costs, and expenses (including without limitation, reasonable fees of counsel), as the same are incurred, of any kind or nature whatsoever ("Claims") (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any such Indemnified Party (a "Loss" or "Losses"), based upon, arising out of, by reason of or otherwise in respect of or in connection with:




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



                           (i) any inaccuracy in or breach of any representation or warranty made by the Indemnifying Parties in this Agreement, or in any Schedule or certificate delivered by or on behalf of the Indemnifying Parties as part of or pursuant to this Agreement, or any claim, action or proceeding asserted or instituted or arising out of any matter or thing covered by such representations or warranties (collectively, "Warranty Claims");

                           (ii) any breach of any covenant or agreement pertaining to matters relating to the period prior to the Closing made by or on behalf of the Indemnifying Parties in this Agreement, or in any Schedule, exhibit or certificate delivered by or on behalf of the Indemnifying Parties as part of or pursuant to this Agreement;

                           (iii) any liability or Loss of the Company for Taxes (including any liability for state sales taxes in excess of the $1.4 million accrued on the Company's financial statements) in respect of any period ending or any transaction or business occurring on or before the Closing Date, including without limitation, any increase in Taxes due to the unavailability of any loss or deduction claimed by the Company; or

         The rights of Indemnified Parties to recover indemnification in respect of any occurrence referred to in either of clause (ii) or (iii) of this Section 9.2(a) shall not be limited by the fact that such occurrence may not constitute an inaccuracy in or breach of any representation, warranty or agreement referred to in clause (a) of this Section 9.2.

                  (b) The right of Indemnified Parties to indemnification under
Section 9.1 shall be subject to the following provisions:

                           (i) Indemnification with respect to Warranty Claims shall expire on the thirtieth (30th) day following delivery to the Investors of audited financial statement for the Company's 1999 fiscal year; provided, however, that the limitation of this clause (i) shall not apply to Warranty Claims involving fraud, intentional misrepresentation, capitalization (Section 2.3) and Section 2.5(b) hereof or Taxes (collectively, "Primary Warranty Claims"), for which the period for making such claims shall expire on the date which is six
         (6) months after the termination of the applicable statute of limitations relating thereto. If prior to the relevant date of expiration a specific state of facts shall have become known which may constitute or give rise to any Warranty Claim as to which indemnity may be payable and a Indemnified Party shall have given notice of such facts to the Founding Stockholders then the right to indemnification with respect thereto shall remain in effect without regard to when such matter shall have been finally determined and disposed of, according to the date on which notice of the applicable claim is given.

                           (ii) No indemnification shall be payable with respect to Warranty Claims (other than Primary Warranty Claims) unless the total of all Warranty Claims



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



         exceeds $750,000 in the aggregate, whereupon only the amount of such claims in excess of such amount shall be recoverable in accordance with the terms hereof.

                           (iii) The Indemnifying Parties shall not be obligated to indemnify the Indemnified Parties for Warranty Claims (other than Primary Warranty Claims) after the cumulative amount of all amounts paid by the Indemnifying Parties to the Indemnified Parties with respect thereto exceeds $22,000,000 (the "Maximum Warranty Claim Amount"); provided, however, that no Founding Stockholder shall be obligated to indemnify the Indemnified Parties for Warranty Claims in excess of the amount set forth opposite such Founding Stockholder's, name under the column entitled "Total Redemption Price" in Exhibit A hereto.

                           (iv) In the event of any Loss, the Indemnified Parties shall be required to seek indemnification or reimbursement from the Escrow Fund prior to obtaining recovery from any Indemnifying Party directly, but shall have recourse to the Indemnifying Parties to the extent contemplated herein if and to the extent the Escrow Fund is insufficient fully to provide for such claims, subject to clause (iii) immediately above. Subject to Section 9.4, the Indemnifying Parties shall agree to give prompt direction to the Escrow Agent directing the release of funds to satisfy indemnification or reimbursement obligations arising out of this Section 9.

         9.3 Company Indemnification.

                  (a) Without limitation of any other provision of this Agreement, the Company agrees to defend, indemnify and hold each Indemnified Party harmless from and against any and all losses, claims, damages, obligations, liens, assessments, judgments, fines, liabilities, and other costs and expenses (including, without limitation, interest, penalties and any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred, of any kind or nature whatsoever which may be sustained or suffered by any such Indemnified Party, based upon, arising out of, by reason of or otherwise in respect of or in connection with (i) any breach of any covenant or agreement made by the Company in this Agreement, the Stockholders Agreement, the Registration Rights Agreement or the Amended and Restated Charter or (ii) third party or governmental claims relating in any way to their status as a security holder, creditor, director, agent, representative or controlling person of the Company or otherwise relating to their involvement with the Company (including, without limitation, any and all Losses under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, which relates directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto), including, without limitation, in connection with any third party or governmental action or claim relating to any action taken or omitted to be taken or alleged to have been taken or omitted to have been taken by any Indemnified Party as shareholder, director, agent, representative or controlling person of the Company or otherwise, alleging so-called control person liability or securities law liability; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on
(A) an untrue statement or omission or alleged untrue statement or omission in a registration statement or prospectus which is made in reliance on and in conformity with written information furnished to the Company in an instrument duly executed by or on behalf of such Indemnified Party specifically stating that it is for use in the preparation thereof or (B) a knowing and willful violation of the federal securities laws by an Indemnified Party, as finally determined by a court of competent jurisdiction.

                  (b) If the indemnification provided for in Section 9.3(a)(ii) above for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnified Party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then the Company, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Investors, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Investors in connection with the action or inaction which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In connection with any registration of the Company's securities, the relative benefits received by the Company and the Investors shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Investors, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and the Investors shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Investors and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  Each of the Company and the Investors agrees that it would not be just and equitable if contribution pursuant to this Section 9.3(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Company's securities, in no event shall an Investor be required to contribute any amount under this Section 9.3(b) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such Investor or (ii) the proceeds received by such Investor from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

                  (c) The provisions of this Section 9.3 are in addition to and shall supplement those set forth in the Registration Rights Agreement referred to in Section 5.10(b).

                  (d) The Company agrees to pay and hold the Investors harmless against liability for payment of all reasonable out-of-pocket costs and expenses incurred by them, including, without limitation, the fees and disbursements of counsel and other professionals in connection with the performance and enforcement of this Agreement and the agreements, documents and instruments contemplated hereby and executed pursuant hereto. In addition, the Company agrees to pay any and all stamp, transfer and other similar Taxes, if any, payable or determined to be payable in connection with the execution and delivery of this Agreement and the issuance of securities hereunder.

         9.4 Notice; Payment of Losses; Defense of Claims. For purposes of this
Section 9.4 the term "Indemnifying Party" shall include the Company with respect to matters arising under Section 9.3.

                  (a) An Indemnified Party shall give written notice to the Indemnifying Party promptly, and in any event not later than sixty (60) business days after assertion of any written claim by any third party, specifying in reasonable detail the amount, nature and source of the claim, and including therewith copies of any notices or other documents received from third parties with respect to such claim; provided, however, that failure to give such notice shall not limit the right of an Indemnified Party to recover indemnity or reimbursement except to the extent that the Indemnifying Party suffer any material damages as a result of such failure. The Indemnified Party shall also provide the Indemnifying Party with such further information concerning any such claims as the Indemnifying Party may reasonably request by written notice.

                  (b) Within thirty (30) days after receiving notice of a claim for indemnification or reimbursement, the Indemnifying Party shall, by written notice to the Indemnified Party, either (1) concede or deny liability for the claim in whole or in part, or (2) in the case of a claim asserted by a third party, advise that the matters set forth in the notice are, or will be, subject to contest or legal proceedings not yet finally resolved. If the Indemnifying Party concedes liability in whole or in part, it shall, within three (3) business days of such concession, pay the amount of the claim to the Indemnified Party to the extent of the liability conceded. Any such payment shall be made in immediately available funds equal to the amount of such claim so payable. If the Indemnifying Party denies liability in whole or in part or advises that the matters set forth in the notice are, or will be, subject to contest or legal proceedings not yet finally resolved, then the Indemnifying Party shall make no payment (except for the amount of any conceded liability payable as set forth above) until the matter is resolved in accordance with this Agreement.




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



         In the case of any third party claim, if within twenty (20) days after receiving the notice described in the preceding paragraph (a) the Indemnifying Party or Parties (i) give written notice to the Indemnified Party or Parties stating that they would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were valid and that they dispute and intend to defend against such claim, liability or expense at their own cost and expense and (ii) provide assurance and security reasonably acceptable to such Indemnified Party or Parties that such indemnification will be paid fully and promptly if required and such Indemnified Party or Parties will not incur cost or expense during the proceeding, then counsel for the defense shall be selected by the Indemnifying Party or Parties (subject to the consent of such Indemnified Party or Parties which consent shall not be unreasonably withheld) and such Indemnified Party or Parties shall not be required to make any payment with respect to such claim, liability or expense as long as the Indemnifying Party or Parties are conducting a good faith and diligent defense at their own expense; provided, however, that the assumption of defense of any such matters by the Indemnifying Party or Parties shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification and, provided, further, that the Indemnifying Party and the Indemnified Party shall jointly control any claim which is reasonably likely to involve damages or costs which reduce or exceed the $750,000 deductible under Section 9.2(b)(ii) or which is reasonably likely to cause the Maximum Warranty Claim Amount to be exceeded. If the Indemnifying Party or Parties assume such defense in accordance with the preceding sentence, they shall have the right, with the consent of such Indemnified Party or Parties, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided the Indemnifying Party or Parties' obligation to indemnify such Indemnified Party or Parties therefor will be fully satisfied by payment of money by the Indemnifying Party or from the Escrow Fund and the settlement includes a complete release of such Indemnified Party or Parties. The Indemnifying Party or Parties shall keep such Indemnified Party or Parties apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish such Indemnified Party or Parties with all documents and information that such Indemnified Party or Parties shall reasonably request and shall consult with such Indemnified Party or Parties prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, such Indemnified Party or Parties shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the Indemnifying Party or Parties and the Indemnified Party or Parties and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the reasonable expense of separate counsel for such Indemnified Party or Parties shall be paid by the Indemnifying Party or Parties. If no such notice of intent to dispute and defend is given by the Indemnifying Party or Parties, or if such diligent good faith defense is not being or ceases to be conducted, such Indemnified Party or Parties shall, at the expense of the Indemnifying Party or Parties, undertake the defense of (with counsel selected by such Indemnified Party or Parties), and shall have the right to compromise or settle, such claim, liability or expense. If such claim, liability or expense is one that by its nature cannot be defended solely by the Indemnifying Party or Parties, then



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



such Indemnified Party or Parties shall make available all information and assistance that the Indemnifying Party or Parties may reasonably request and shall cooperate with the Indemnifying Party or Parties in such defense.

         9.5 Tax Effects of Losses; Meaning of After-Tax Basis.

                  (a) In calculating any Loss for which indemnification is provided under this Section 9, other than a Loss to the extent such Loss is associated with a reduction in the adjusted tax basis of a depreciable asset from the adjusted tax basis such asset would have had absent such Loss, such indemnification payment shall be made on an after-tax basis such that the amount of any such Loss shall in each case be reduced to take account of any Tax Benefit (as hereinafter defined) to the Indemnified Party arising from the payment of or relating to any such Loss, as described in and subject to paragraph (b) below.

                  (b) For purposes of this Section 9, an indemnification payment that is to be made on an "after-tax" basis to an Indemnified Party shall be made net of Tax Benefits which the Indemnified Party has received or is entitled to receive in respect to the Loss giving rise to such payment. As used herein, the term "Tax Benefit" shall mean the federal, state and local tax savings (net of any tax increases) that have resulted or will result from any tax deduction or tax credit that (i) the Indemnified Party has claimed or is entitled to claim on a federal, state or local income tax return filed for the tax year of such party in which the Loss is paid or incurred and (ii) is directly attributable to such Loss. In the event the Company realizes tax savings (net of any tax increases) attributable to depreciation, amortization or similar deductions attributable to the required capitalization of a Loss in years following the payment of the Loss, the Indemnified Party or Parties shall make an appropriate adjustment and repayment of indemnification amounts previously paid. Further, in the event the Company or its Subsidiaries receives a refund of any Taxes in respect of which the Indemnifying Parties have provided indemnity under Sections 9.2 and 9.3, then such refund shall be remitted promptly to the Indemnifying Parties to the extent of such indemnity payments.

         9.6 Exclusive Remedy. The parties agree and acknowledge that subsequent to the Closing the indemnification rights provided in this Section 9 shall be the exclusive remedy of the parties hereto for breaches of this Agreement, subject to the terms and conditions set forth herein.

         9.7 Limitation on Contribution and Certain Other Rights. Each of the Founding Stockholders hereby agrees that if, following the Closing, any payment is made by such Founding Stockholder, or otherwise becomes due from such Founding Stockholder, pursuant to this Section 9 in respect of any Losses (a "Loss Payment"), such Founding Stockholder shall have no rights against the Company, or any director, officer or employee thereof (in their capacity as such), whether by reason of contribution, indemnification, subrogation or otherwise, in respect of any such Loss Payment, and shall not take any action against the Company or any such person with respect thereto.

SECTION 10.   GENERAL

         10.1 Amendments, Waivers and Consents.

                  (a) For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision as contemplated herein. Except as otherwise set forth in Sections 5 and 8 hereof, any actions required to be taken with respect to consents, approvals or waivers hereunder (other than with respect to amendments, which shall be governed by paragraph (b) below) required or contemplated to be given by the Investors hereunder shall require a vote of sixty-six and two-thirds percent (66 2/3%) of the Investors based on the relative holdings of capital stock of the Company of the Investors as a group at the relevant time (or, if the Investors have not yet been issued capital stock of the Company, based on the intended relative holdings of capital stock of the Company of the Investors as a group as contemplated herein) (a "Two Thirds Interest"), and any such action by such percentage of Investors shall bind all of the Investors.

                  (b) No amendment to this Agreement may be made without the written consent of the Company, the Stockholders' Representative (on behalf of the Selling Stockholders, which action of the Stockholders' Representative shall bind all of the Selling Stockholders) and a Two Thirds Interest, except that an amendment of Section 8 and 9.3 shall only require the written consent of the Company and a Two Thirds Interest and an amendment of Section 9.2 and 9.7 shall only require the written consent of the Stockholders' Representative and a Two Thirds Interest; provided, however, that any such amendment shall also require the approval of Cendant unless (x) such amendment does not impose any additional obligations on Cendant to pay any amounts or assume financial liabilities and
(y) in connection with such amendment Cendant would not get treated any less favorably than any of the other Investors or any of their respective Affiliates (as defined in the Stockholders Agreement); and provided further that any amendment to Section 5.6, 5.9, 5.10, 5.11, 5.14, 5.16, 8.1, 8.2 or 8.8 hereof shall in any event also require the approval of Cendant. Any action by the requisite percentage of Investors set forth above shall bind all of the Investors.

         10.2 Legend on Securities. The Company, the Investors and the Founding Stockholders acknowledge and agree that the following legend shall be typed on each certificate evidencing any of the securities issued hereunder held at any time by an Investor or a Founding Stockholder:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD,

TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (2) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

         THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT DATED AS OF [______ __], 1998, INCLUDING THEREIN CERTAIN RESTRICTIONS ON TRANSFER. A COMPLETE AND CORRECT COPY OF THIS AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

         10.3 Governing Law. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Tennessee, without giving effect to conflict of laws principles thereof.

         10.4 Section Headings and Gender. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require.

         10.5 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

         10.6 Notices and Demands. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile, or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery, to:

                  (a) if to the Company, c/o Private Business, Inc., 9010 Overlook Boulevard, Brentwood, TN 37027, with a copy to Harwell Howard Hyne Gabbert & Manner, P.C., attention to Lee C. Dilworth, Esq., 1800 First American Center, Nashville, TN 37238, or at such other address designated by the Company to the Investors and the other parties hereto in writing;

                  (b) if to the Selling Stockholders, at the mailing addresses shown on Exhibit A-1 attached hereto, with a copy to Goodwin, Procter & Hoar LLP, attention to John

R. LeClaire, P.C., Exchange Place, Boston, MA 02109, or at such other address designated by a Selling Stockholder to the Investors and the other parties hereto in writing; and

                  (c) if to the Investors, at the mailing addresses as shown on Exhibit B-1 or Exhibit B-2 attached hereto, or at such other address designated by an Investor to the Company and the Selling Stockholders in writing.

         10.7 Dispute Resolution. Except as provided below, any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the "J.A.M.S. Rules"). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss.ss.1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Baltimore, Maryland.

         Such proceedings shall be administered by the neutral arbitrator in accordance with the J.A.M.S. Rules as he/she deems appropriate, however, such proceedings shall be guided by the following agreed upon procedures:

                  (i) mandatory exchange of all relevant documents, to be accomplished within forty-five (45) days of the initiation of the procedure;

                  (ii)     no other discovery;

                  (iii) hearings before the neutral arbitrator which shall consist of a summary presentation by each side of not more than three (3) hours; such hearings to take place on one or two days at a maximum; and

                  (iv) decision to be rendered not more than ten (10) days following such hearings.

         Notwithstanding anything to the contrary contained herein, the provisions of this Section 10.7 shall not apply with regard to any equitable remedies to which any party may be entitled hereunder.

         Each of the parties hereto (a) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

         10.8 Remedies; Severability. Notwithstanding Section 10.7, it is specifically understood and agreed that any breach of the provisions of this Agreement by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). The Company may refuse to recognize any unauthorized transferee as one of its shareholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement and the Stockholders Agreement. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

         10.9 Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including, without limitation, the letter of intent between the parties hereto in respect of the transactions contemplated herein, which letter of intent shall be completely superseded by the representations, warranties and covenants of the Company contained herein.

         10.10 No Third-Party Beneficiaries. The parties hereto specially acknowledge and agree that there are no intended third-party beneficiaries to this Agreement other than as provided in Section 10.11 hereof.

         10.11 Investor Assignees. Cendant shall have the right to assign to any of its wholly-owned subsidiaries and each of the Investors affiliated with TA Associates, Inc. (the "TA Investors") and each of the Investors affiliated with Summit Partners, LLC (the "Summit

Investors") shall have the right to assign to certain parties identified on Exhibit B-2 (any such assignee to be referred to herein as an "Investor Assignee") the right to purchase up to the number of shares of Convertible Preferred Stock allocated to each such assigning party in Exhibit B-1 attached hereto. Furthermore, each TA Investor shall have the right to assign to each other TA Investor and each Summit Investor shall have the right to assign to each other Summit Investor the right to purchase up to the number of shares of Convertible Preferred Stock allocated to such assigning party in Exhibit B-1 attached hereto. The rights of the Investors hereunder shall be assignable to transferees of the shares of capital stock of the Company held by the Investors, and any such transferee shall be treated for all purposes as an Investor hereunder. Notwithstanding Section 10.10 hereof, the parties hereto acknowledge and agree that the Investor Assignees are specifically intended as third-party beneficiaries of this Agreement.

         10.12 Right to Purchase Cendant Shares. In the event that Cendant shall elect not to proceed with the consummation of the purchase of the Convertible Preferred Shares allocated to Cendant as provided in Exhibit B-1 hereto (the "Cendant Shares") for any reason, the TA Investors and the Summit Investors will, subject to compliance by the Company and the Founding Stockholders with the agreements herein contained and to the fulfillment to the satisfaction of, or waiver by, the TA Investors and the Summit Investors of the conditions set forth in Section 5 hereof (except with respect to the execution and delivery of the Cendant Termination and Non-Competition Agreement pursuant to Section 5.16), purchase all of the Cendant Shares in proportion to their initial allocation as set forth in Exhibit B-1 hereto on the same terms and conditions set forth herein.

         10.13 Certain Definitions. For purposes of this Agreement, the term:

                  (a) "affiliate" of a person shall (i) with respect to a person, any member of such person's family (including any child, step-child, parent, step-parent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law); (ii) with respect to an entity, any officer, director, stockholder, partner or investor in such entity or of or in any affiliate of such entity; and (iii) with respect to a person or entity, any person or entity which directly or indirectly controls, is controlled by, or is under common control with such person or entity.

                  (b) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

                  (c) "person" means an individual, corporation, partnership, association, trust or any unincorporated organization; and

                  (d) "subsidiary" of a person means any corporation more than fifty (50%) percent of whose outstanding voting securities, or any partnership, limited liability company joint venture or other entity more than fifty percent (50%) of whose total equity interest, is directly or indirectly owned by such person.








                    [END OF TEXT - SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

                                    THE COMPANY:

                                    PRIVATE BUSINESS, INC.

                                    By:
                                        ----------------------------------------
                                        Name: William B. King, Jr.
                                        Title: Chairman













                [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]

                                    SELLING STOCKHOLDERS:


                                    THE WILLIAM B. KING, JR. ANNUITY
                                    TRUST - 1997

                                    By:
                                        ----------------------------------------
                                        William B. King, Jr., Trustee


                                    --------------------------------------------
                                    William B. King, individually

                                    THE GREGORY A. THURMAN
                                    ANNUITY TRUST - 1997

                                    By:
                                        ----------------------------------------
                                        Gregory A. Thurman, Trustee


                                    --------------------------------------------
                                    Gregory A. Thurman, individually

                                    THE CARL E. BRASSER ANNUITY
                                    TRUST - 1997

                                    By:
                                        ----------------------------------------
                                        Carl E. Brasser, Trustee



                                    --------------------------------------------
                                    Carl E. Brasser, individually


                                    --------------------------------------------
                                    Tom Black, individually





                [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]

                                    --------------------------------------------
                                    Kenneth L. Keith, individually



                                    --------------------------------------------
                                    David F. Anderson, individually

                                    COMMUNITY FOUNDATION OF
                                    MIDDLE TENNESSEE

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:








                [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]

                                    INVESTORS:

                                    TA/ADVENT VIII, L.P.

                                    By:    TA Associates VIII, LLC
                                    Its:   General Partner

                                    By:    TA Associates, Inc.
                                    Its:   Manager

                                    By:
                                        ----------------------------------------
                                        Name: Brian J. Conway
                                        Title:    Managing Director

                                    ADVENT ATLANTIC AND PACIFIC III, L.P.

                                    By:    TA Associates AAP III Partners, L.P.
                                    Its:   General Partner

                                    By:    TA Associates, Inc.
                                    Its:   General Partner

                                    By:
                                        ----------------------------------------
                                        Name: Brian J. Conway
                                        Title:    Managing Director

                                    TA INVESTORS LLC

                                    By:    TA Associates, Inc.
                                    Its:   Manager

                                    By:
                                        ----------------------------------------
                                        Name: Brian J. Conway
                                        Title:    Managing Director






                [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]

                                    TA EXECUTIVES LLC

                                    By: TA Associates, Inc.
                                    Its: Manager

                                    By:
                                        ----------------------------------------
                                        Name: Brian J. Conway
                                        Title:    Managing Director







                [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]

                                    SUMMIT VENTURES V, L.P.

                                    By:    Summit Partners V, L.P.
                                    Its:   General Partner

                                    By:    Summit Partners, LLC
                                    Its:   General Partner

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    SUMMIT V ADVISORS FUND (QP), L.P.

                                    By:    Summit Partners V, L.P.
                                    Its:   General Partner

                                    By:    Summit Partners, LLC
                                    Its:   General Partner

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    SUMMIT V ADVISORS FUND, L.P.

                                    By:    Summit Partners V, L.P.
                                    Its:   General Partner

                                    By:    Summit Partners, LLC
                                    Its:   General Partner

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:







                [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]

                                    SUMMIT INVESTORS III, L.P.

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:









                [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]

                                    CENDANT CORPORATION

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:








                [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]

                                                                       EXHIBIT A

                              SELLING STOCKHOLDERS

                                           No. of Shares of                           Total                         Redemption
                                             Common Stock        No. of Shares      Redemption        Escrow       Price Paid at
Selling Stockholders                             Owned          to be Redeemed        Price          Payment           Closing
--------------------                             -----          --------------        -----          -------           -------

The William B. King, Jr. Annuity               1,874,229            449,870        12,537,933           521,867        12,016,066
 Trust -1997
3946 Woodlawn Drive
Nashville, TN 37205

William B. King, Jr                            762,460.0            762,460        21,249,855           884,483        20,365,372
3946 Woodlawn Drive
Nashville, TN 37026

Tom Black                                    2,746,984.0          1,322,625        36,861,723         1,406,350        35,455,373
6204 Old Harding Pike
Nashville, TN 37205

The Gregory A. Thurman Annuity                 937,528.5                  0                 0                 0                 0
 Trust - 1997
4001 Lynnwood Court
Franklin, TN 37069

Gregory A. Thurman                           1,735,925.5          1,249,095        34,812,433         1,406,350        33,406,083
4001 Lynnwood Court
Franklin, TN 37069

The Carl E. Brasser Annuity Trust - 1997       511,155.0            122,693         3,419,469           123,589         3,295,880
618 Hunters Lane
Brentwood, TN 37027

Carl E. Brasser                                258,076.0            258,076         7,192,610           259,961         6,932,649
618 Hunters Lane
Brentwood, TN 37023

Kenneth L. Keith                               769,231.0            380,769        10,612,080           383,550        10,228,530
309 Deerwood Lane
Brentwood, TN 37027

David F. Anderson                               27,778.0             13,751           383,242            13,850           369,392
25743 Country Club Lane
Nevada, IA 50201

Community Foundation of Middle Tennessee       404,412.0          404,412.0        11,271,013                 0        11,271,013
210 23rd Avenue North
Nashville, TN 37203
                                            10,027,779            4,963,751       138,340,358      $  5,000,000      $133,340,358

                                                                     EXHIBIT B-1

                                    INVESTORS
--------------------------------------------------------------------------------------------------------
                                                    CONVERTIBLE PREFERRED SHARES      PURCHASE PRICE
       INVESTORS                                     PURCHASED FROM THE COMPANY       PAID AT CLOSING
--------------------------------------------------------------------------------------------------------
TA/ADVENT VIII, L.P.                                        1,833,930.66              $19,564,000.00
ADVENT ATLANTIC AND PACIFIC III, L.P.                         445,265.32                4,750,000.00
TA INVESTORS LLC                                               32,340.32                  345,000.00
TA EXECUTIVES FUND LLC                                         31,965.36                  341,000.00

c/o TA Associates, Inc.
High Street Tower
Suite 2500
125 High Street
Boston, MA 02110
--------------------------------------------------------------------------------------------------------
SUMMIT VENTURES V, L.P.                                     2,139,700.08                 $22,825,886
SUMMIT V ADVISORS FUND (QP) L.P.                              110,258.19                   1,176,212
SUMMIT V ADVISORS FUND, L.P.                                   33,694.12                     359,442
SUMMIT V INVESTORS III, L.P.                                   59,849.28                     638,460

c/o Summit Partners, LLC
600 Atlantic Avenue
Suite 2800
Boston, MA 02210
--------------------------------------------------------------------------------------------------------
Cendant Corporation                                           937,400.67                 $10,000,000
6 Sylvan Way
Parsippany, NJ 07054
--------------------------------------------------------------------------------------------------------
TOTAL                                                       5,624,404.00                 $60,000,000
--------------------------------------------------------------------------------------------------------

                                                                     EXHIBIT B-2

                               INVESTOR ASSIGNEES

Summit V Companion Fund, L.P.

BT Investment Partners, Inc.

The John Ryan Tyrrell Trust

W. Patrick Orale, III

The Jack and Sandra Tyrrell Joint Revocable Trust

Laura Farish Chadwick Management Trust

Sunapee Securities, Inc.

Squam Lake Investors III, L.P.

1998 GPH Fund, LLC

GPH PB Fund, LLC